Execution Version EQUITY PURCHASE AGREEMENT BY AND AMONG GRANITE SOUTHEAST COMPANY, a Delaware corporation, as the Buyer GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation, as the Guarantor, ROBERTS FAMILY COMPANIES, INC., a Tennessee corporation, as the Seller, LEHMAN-ROBERTS COMPANY, a Tennessee corporation, MEMPHIS STONE & GRAVEL COMPANY, a Tennessee corporation, PATRICK NELSON, as the Sellers’ Representative and THE UNDERSIGNED ENTITIES AND INDIVIDUALS HEREINAFTER DESIGNATED, AS THE BENEFICIAL OWNERS Effective Date: November 30, 2023

i TABLE OF CONTENTS PAGE 1. DEFINITIONS .....................................................................................................................1 2. SALE AND TRANSFER OF ACQUIRED EQUITY; CLOSING; PAYMENTS. .............1 2.1. Acquisition of the Acquired Equity .........................................................................1 2.2. Closing .....................................................................................................................2 2.3. Purchase Price ..........................................................................................................2 2.4. Closing Deliverables. ...............................................................................................2 2.5. The Estimated Purchase Price; Closing Date Payments. .........................................3 2.6. Purchase Price True-Up. ..........................................................................................4 2.7. Withholding .............................................................................................................6 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES ....................7 3.1. Organization and Qualification ................................................................................7 3.2. Authority Relative to this Agreement ......................................................................7 3.3. No Conflicts. ............................................................................................................7 3.4. Ownership ................................................................................................................8 3.5. Litigation ..................................................................................................................8 3.6. No Additional Representations or Warranties. ........................................................8 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES RELATED TO THE TARGET COMPANIES.......................................................................................9 4.1. Organization, Good Standing, Power and Qualification .........................................9 4.2. Capitalization of the Target Companies ................................................................10 4.3. Authorization and Enforceability ...........................................................................10 4.4. Governmental Consents and Filings ......................................................................11 4.5. Litigation ................................................................................................................11 4.6. Compliance with Other Instruments. .....................................................................11 4.7. Material Contracts. .................................................................................................12 4.8. Government Contracts. ..........................................................................................15 4.9. Certain Transactions. .............................................................................................18 4.10. Property and Assets of the Target Companies. ......................................................19 4.11. Financial Statements. .............................................................................................22 4.12. Changes ..................................................................................................................23 4.13. Employee Matters. .................................................................................................25 4.14. Employee Benefit Plans. ........................................................................................26 4.15. Tax Matters. ...........................................................................................................28 4.16. Insurance. ...............................................................................................................32 4.17. Permits ...................................................................................................................32 4.18. Environmental and Safety Laws. ...........................................................................33 4.19. Customers and Suppliers........................................................................................34

	4.20.	Bank Accounts	35
	4.21.	Corporate Names	35
	4.22.	Transactions With Related Parties	35
	4.23.	Accounts Receivable	35
	4.24.	Brokers' Fees	36
	4.25.	Disclaimer of Other Representations and Warranties.	36
5.	REPRESENTATIONS AND WARRANTIES OF THE BUYER		37
	5.1.	Organization, Good Standing, Corporate Power and Qualification	37
	5.2.	Authorization and Enforceability	37
	5.3.	Governmental Consents and Filings	37
	5.4.	Litigation	37
	5.5.	Compliance with Other Instruments.	38
	5.6.	No Financing Contingency	38
	5.7.	Purchase Entirely for Own Account	38
	5.8.	Disclosure of Information	38
	5.9.	Restricted Securities	39
	5.10.	No Public Market; U.S. Person	39
	5.11.	Evaluation of Risks	39
	5.12.	Brokers' Fees	39
	5.13.	Disclaimer of Other Representations and Warranties.	40
6.	ADDITIONAL AGREEMENTS.		40
	6.1.	Press Releases	40
	6.2.	Officers' and Directors' Indemnification	41
	6.3.	Books and Records	42
	6.4.	R&W Insurance Policy	43
	6.5.	Tax Matters.	43
	6.6.	Employee Matters.	47
	6.7.	Non-Compete; Non-Solicitation.	48
	6.8.	Release.	49
	6.9.	Other Actions by Parties.	50
	6.10.	Employee Retention Payments	51
	6.11.	Post-Closing	52
	6.12.	Wetland Mitigation Bank Contract	52
	6.13.	Buyer Transaction Expenses	52
	6.14.	Confidentiality Agreements	52
7.	SELLERS' REPRESENTATIVE.		53
	7.1.	Appointment	53
	7.2.	Authorization	53
	7.3.	Agency	54
	7.4.	Indemnification of Sellers' Representative	54
	7.5.	Reasonable Reliance	54

ii

iii 7.6. Orders .....................................................................................................................54 7.7. Removal of Sellers’ Representative; Authority of Sellers’ Representative ...........55 7.8. Expenses of the Sellers’ Representative ................................................................55 8. INDEMNIFICATION; LIMITATIONS TO LIABILITIES. ............................................55 8.1. Survival. .................................................................................................................55 8.2. Intent ......................................................................................................................56 8.3. Indemnification by the Seller Parties .....................................................................56 8.4. Indemnification by the Buyer ................................................................................57 8.5. Indemnification Procedures. ..................................................................................57 8.6. Limitation of Liability............................................................................................59 8.7. Recovery; Payments...............................................................................................60 8.8. Exclusive Remedy .................................................................................................61 8.9. Other Indemnity Matters ........................................................................................61 9. DISCLOSURE SCHEDULES ...........................................................................................61 10. GENERAL PROVISIONS. ...............................................................................................62 10.1. Notices. ..................................................................................................................62 10.2. Consent to Transaction and Waiver of Purchase Rights ........................................62 10.3. Mutual Drafting .....................................................................................................62 10.4. Assignment ............................................................................................................63 10.5. Severability ............................................................................................................63 10.6. Interpretation ..........................................................................................................63 10.7. Fees and Expenses .................................................................................................64 10.8. Choice of Law ........................................................................................................64 10.9. Service of Process; Venue. ....................................................................................64 10.10. Specific Performance and Remedies. ....................................................................64 10.11. WAIVER OF JURY TRIAL ..................................................................................65 10.12. Amendment ............................................................................................................65 10.13. Extension; Waiver ..................................................................................................65 10.14. Waiver of Conflicts. ...............................................................................................65 10.15. Exhibits Within Exhibits ........................................................................................66 10.16. Time of Essence .....................................................................................................66 10.17. Non-recourse ..........................................................................................................66 10.18. Guaranty .................................................................................................................67 10.19. Miscellaneous. .......................................................................................................67 ANNEX A Beneficial Owner Schedule ANNEX B Defined Terms Schedule ANNEX C Accounting Principles and Net Working Capital Calculations ANNEX D Lease Agreements ANNEX E Transferred Assets

EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT (“Agreement”) is dated effective as of the 30th day of November, 2023 (the “Effective Date”), by and among GRANITE SOUTHEAST COMPANY, a Delaware corporation (“Buyer”), GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the “Guarantor”), ROBERTS FAMILY COMPANIES, INC., a Tennessee corporation (the “Seller”), LEHMAN-ROBERTS COMPANY, a Tennessee corporation (“Lehman”) and MEMPHIS STONE & GRAVEL COMPANY, a Tennessee corporation (“Memphis” and together with Lehman, the “Target Companies”, each a “Target Company”), the undersigned Persons indicated on Annex A attached hereto (collectively, the “Beneficial Owners” and together with the Seller, the “Seller Parties”), and Patrick Nelson, an individual resident of Tennessee, in his capacity as the representative of the Seller Parties (the “Sellers’ Representative”). RECITALS: WHEREAS, the Target Companies conduct the business of producing, selling and distributing aggregate and asphalt and providing asphalt paving and construction services and such other commercial activities as (a) were previously conducted, (b) are currently conducted or (c) are proposed to be conducted as of the date of this Agreement (collectively, the “Business”); WHEREAS, the Beneficial Owners in the aggregate own all of the issued and outstanding shares of capital stock of the Seller (the “Seller Shares”), and the Seller in the aggregate owns all of the issued and outstanding capital stock of the Target Companies (the “Acquired Equity”); WHEREAS, the Beneficial Owners, as the holders of all of the Seller Shares, will benefit from the transactions contemplated by this Agreement, and have agreed to enter into this Agreement as a condition precedent to the Buyer’s entry into this Agreement; WHEREAS, the parties desire that the Seller, and the Beneficial Owners cause the Seller to, sell, assign, convey and transfer, and the Buyer purchases, one hundred percent (100%) of the Acquired Equity for the consideration and on the terms and conditions set forth in this Agreement; and WHEREAS, the Guarantor is a party to this Agreement for purposes of guaranteeing the obligations of Buyer as set forth herein. NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows: 1. DEFINITIONS. Capitalized terms used but not otherwise defined in the body of this Agreement shall have the meanings ascribed thereto in Annex B attached hereto. 2. SALE AND TRANSFER OF ACQUIRED EQUITY; CLOSING; PAYMENTS. 2.1. Acquisition of the Acquired Equity. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the Acquired Equity, free and clear of all

2 Encumbrances (other than transfer restrictions arising under applicable securities Laws), in exchange for the consideration set forth in Section 2.3, subject to the adjustments set forth in this Agreement. 2.2. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall occur simultaneously with the execution of this Agreement (the day on which the Closing takes place, the “Closing Date”). The Closing shall be deemed effective as of 12:01 a.m., Central time, on the Closing Date. 2.3. Purchase Price. Subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the Acquired Equity, the purchase price for the Acquired Equity shall be an amount equal to the sum of (such amount, the “Purchase Price”): (a) the Base Purchase Price; plus (b) the amount of Cash and Cash Equivalents (which may be a negative number); plus (c) the Reimbursable Transaction Expenses; minus (d) the unpaid Closing Indebtedness; minus (e) the unpaid Company Transaction Expenses; plus (f) the Net Working Capital Adjustment, if the Closing Date Net Working Capital exceeds the Net Working Capital Target; minus (g) the Net Working Capital Adjustment, if the Net Working Capital Target exceeds the Closing Date Net Working Capital. All amounts included in clauses (b) though (g) shall be calculated as of the Closing. 2.4. Closing Deliverables. (a) In addition to the payment referred to in Section 2.3, simultaneously with or prior to the execution of this Agreement, the Buyer shall deliver or cause to be delivered to the Sellers’ Representative: (i) the Escrow and Paying Agent Agreement, duly executed by the Buyer; (ii) the assumption of indemnity letter, by and between Traveler’s Insurance and Buyer, duly executed by Buyer; and (iii) such other documents and other instruments as may be reasonably requested by the Sellers’ Representative. (b) Simultaneously with or prior to the execution of this Agreement, the Sellers’ Representative shall deliver or cause to be delivered to the Buyer, in form and substance reasonably acceptable to the Buyer: (i) a certificate executed by each Target Company’s Chief Executive Officer or Chief Financial Officer, which certifies (A) the Organizational Documents of each such Target Company and (B) a copy of the authorizing resolutions of the Seller’s board of directors (or equivalent thereof) and requisite voting equityholders (including the Beneficial Owners) authorizing and approving the applicable matters contemplated hereunder and under the other applicable Transaction Documents; (ii) certificates, to the extent certificated, representing all of the Acquired Equity, duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

3 (iii) certificates as to the good standing of each Target Company as of a date that is no earlier than five (5) Business Days prior to the Closing Date, executed by the appropriate officials of the state of incorporation of such Target Company and of each other state in which such Target Company or its predecessors is or was qualified as a foreign corporation; (iv) a properly completed and duly executed IRS Form W-9 of the Seller dated as of the Closing Date; (v) resignations, effective as of the Closing Date, of those Persons set forth on Schedule 2.4 who are at the time officers, managers or directors of the Target Companies, duly executed by such Persons; (vi) with respect to each item of Closing Indebtedness subject to payment pursuant to the Estimated Purchase Price Calculation Statement, the Seller Parties shall have delivered to the Buyer payoff letters, in each case in form and substance reasonably satisfactory to the Buyer, between the relevant Target Company and each holder of Closing Indebtedness of the Target Companies, covering the payment in full of such Closing Indebtedness, together with evidence satisfactory to the Buyer of the contemporaneous release of any Encumbrances relating to such Closing Indebtedness being repaid; (vii) the employment agreement (the “Key Employment Agreement”), dated as of the date hereof, duly executed by Mr. Patrick Nelson and Lehman; (viii) to the extent transferrable on or prior to the Closing, evidence of the transfer from the Target Companies to the Seller of the assets set forth on Annex E (the “Transferred Assets”), which have been excluded from the transactions contemplated by this Agreement; (ix) the Consents required under the contracts set forth on Section 3.3(b) of the Disclosure Schedules, which shall be in full force and effect; (x) the Escrow and Paying Agent Agreement, duly executed by the Sellers’ Representative and the Agent; (xi) the Lease Agreements, duly executed by the applicable parties thereto; (xii) the change of control letter, by and among Traveler’s Insurance, Lehman and Memphis, duly executed by Lehman and Memphis; and (xiii) such other documents and other instruments of transfer and conveyance as may be reasonably requested by the Buyer, including such documents as are necessary to authorize the Buyer or its representatives to exert dominion and control over the depository accounts of any Target Company. 2.5. The Estimated Purchase Price; Closing Date Payments. (a) The Sellers’ Representative has delivered to the Buyer a schedule (the “Estimated Purchase Price Calculation Statement”), certifying in reasonable detail the Seller’s good faith, reasonable estimate of the amounts of the following, in each case calculated as of the Closing: (i)

4 Cash and Cash Equivalents, (ii) Reimbursable Transaction Expenses; (iii) Indebtedness, including Closing Indebtedness to be repaid or retired at the Closing, (iv) unpaid Company Transaction Expenses, (v) Closing Date Net Working Capital and the Net Working Capital Adjustment calculated by reference thereto and (vi) based on the foregoing clauses (i), (ii), (iii), (iv) and (v), together with the Base Purchase Price, the Seller’s good faith, reasonable estimate of the amount of the Estimated Purchase Price, together with reasonable supporting detail, including the payees and accounts to which payment should be made. The Estimated Purchase Price Calculation Statement and the calculations related thereto have been calculated in accordance with the Accounting Principles. (b) The Buyer and the Sellers’ Representative have, for the benefit of the Seller Parties, jointly designated Argent Institutional Trust Company (the “Agent”), and entered into an Escrow and Paying Agent Agreement (the “Escrow and Paying Agent Agreement”) with the Agent, to act as agent for the administration of the payments to the Seller and to hold the Escrow Amount, each pursuant to this Agreement. At the Closing, the Buyer shall (i) pay to the Agent, by wire transfer of immediately available funds, to be further distributed to the Seller by the Agent pursuant to the terms of the Escrow and Paying Agent Agreement, an aggregate amount equal to the Estimated Purchase Price, minus the Escrow Amount, (ii) deposit or to cause to be deposited, with the Agent, the Escrow Amount by wire transfer in immediately available funds, to be managed and paid out by the Agent pursuant to the terms of the Escrow and Paying Agent Agreement, (iii) pay or cause to be paid by the Agent the unpaid Indebtedness noted as required to be paid at the Closing as set forth on the Estimated Purchase Price Calculation Statement (the “Closing Indebtedness”) and the unpaid Company Transaction Expenses, in each case, in the amounts and to the respective creditors and payees set forth in the Estimated Purchase Price Calculation Statement, and (iv) deposit or cause to be deposited by the Agent in the account set forth on the Estimated Purchase Price Calculation Statement, the amount equal to the Sellers’ Representative Expense Amount by wire transfer in immediately available funds. 2.6. Purchase Price True-Up. (a) A written statement (the “Final Purchase Price Calculation Statement”) certifying in reasonable detail the Buyer’s good faith, reasonable calculations of the amount of the (i) Cash and Cash Equivalents, (ii) Reimbursable Transaction Expenses, (iii) Indebtedness, including Closing Indebtedness repaid or retired at the Closing, (iv) Company Transaction Expenses, (v) Closing Date Net Working Capital and the Net Working Capital Adjustment calculated by reference thereto and (vi) based on the foregoing clauses (i) through (v), in each case calculated as of the Closing, a calculation of the Purchase Price, shall be delivered by the Buyer to the Sellers’ Representative as soon as practicable following the Closing Date, but not later than sixty (60) calendar days after the last day of the month in which the Closing occurs, together with reasonable supporting detail. Prior to the delivery of any Notice of Disagreement, each party shall give the other party reasonable access to any data or materials not under the control of such party necessary to prepare and/or evaluate the Final Purchase Price Calculation Statement. (b) The Final Purchase Price Calculation Statement shall become final and binding on the parties on the thirtieth (30th) calendar day following receipt thereof by the Sellers’ Representative unless the Sellers’ Representative delivers written notice of its good faith disagreement (a “Notice of Disagreement”) to the Buyer prior to such date. Any Notice of Disagreement shall specify in

5 reasonable detail each of the items set forth on the Final Purchase Price Calculation Statement with which the Seller Parties disagree and the Seller Parties’ calculation of each such amount (any such disagreements so notified in writing within such timeframe, the “Disputed Matters”). The Sellers’ Representative will be deemed to have agreed with all other items and amounts contained in the Final Purchase Price Calculation Statement, as applicable, that are not expressly Disputed Matters, which such items and amounts shall be considered final and binding. If a Notice of Disagreement is sent, then the amount of Cash and Cash Equivalents, Reimbursable Transaction Expenses, Closing Indebtedness, Company Transaction Expenses, Closing Date Net Working Capital, Net Working Capital Adjustment and Purchase Price (as recalculated in accordance with clause (i) or (ii) below) shall become final and binding on the parties on the earlier of (i) the date the parties hereto resolve in writing any differences they have with respect to the Disputed Matters and (ii) the date any Disputed Matters are finally determined in accordance with the balance of this Section 2.6(b). During the thirty (30)-day period following the delivery of a Notice of Disagreement, the Sellers’ Representative and the Buyer shall seek in good faith to resolve in writing the Disputed Matters. During such period, the Buyer shall have access to the work papers the Sellers’ Representative prepared in connection with the Notice of Disagreement. If, at the end of such thirty (30)-day period, the Sellers’ Representative and the Buyer have not reached agreement on any of the Disputed Matters, the Disputed Matters which remain in dispute shall be recalculated by an independent accounting firm (the “Independent Accountant”). The Independent Accountant shall be a mutually agreeable accountant at Ernst & Young LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Sellers’ Representative and the Buyer. The Independent Accountant will, under the terms of its engagement, have no more than thirty (30) days (or such longer period as the Independent Accountant may reasonably require) from the date of its engagement to render its written decision with respect to any remaining Disputed Matters, which determination must set forth, in reasonable detail, the basis therefor. The procedures to be used by the Independent Accountant in making a determination regarding each Disputed Matter shall be as follows: (A) within ten (10) days after referral of the matter to and acceptance of the responsibility to resolve each Disputed Matter by the Independent Accountant, the Buyer and the Sellers’ Representative may each make a single submission to the Independent Accountant regarding the Disputed Matters, which submission may include a copy of this Agreement and the Notice of Disagreement; (B) the Buyer and the Sellers’ Representative may each make a submission responding to the submission of the other described in clause (A) within ten (10) days after receipt of such other’s submission; (C) the Independent Accountant shall review the submissions made by the Buyer and the Sellers’ Representative and may ask specific written questions of or request specific historical documents from the Buyer or the Sellers’ Representative to clarify its understanding of the submissions; and (D) copies of any submission, response or document submitted to or by the Independent Accountant by or to the Buyer or Sellers’ Representative as contemplated in this Section 2.6 shall be provided by the Independent Accountant to the other party hereto simultaneously or as soon as received, as the case may be. The Independent Accountant shall make its determination based exclusively on presentations and supporting material provided by the parties hereto and not pursuant to any independent review and shall only determine those amounts in dispute as set forth in the Notice of Disagreement. Any disputes with respect to the extent or nature of reasonable information requests or reasonable access to books and records shall be treated in the same manner as a Disputed Matter set forth on the Notice of Disagreement, such that the Disputed Matter may be referred to the Independent Accountant for its determination, which shall

6 be final and binding upon the parties. In resolving any such disputes, the Independent Accountant shall: (1) act as an arbitrator and not as an expert; (2) be bound by the clauses of this Agreement (including, for the avoidance of doubt, Annex C); (3) limit its review to the Disputed Matters and whether the Final Purchase Price Calculation Statement and the calculation of the Purchase Price set forth therein contained mathematical errors and were calculated in accordance with this Agreement; and (4) not assign a value to any item greater or lesser than the greatest or smallest value set forth in the Closing Statement and the Notice of Disagreement, as the case may be. In addition, the Independent Accountant shall make a ratable allocation of its fees and expenses between the parties for such work as a part of its determination based on the inverse proportion by which the amount in dispute was determined in favor of one party over the other (e.g., if $100,000 is in dispute, and of that amount the Independent Accountant awards $75,000 in favor of the Buyer and $25,000 in favor of the Sellers’ Representative, then the Buyer will be responsible for 25%, and the Sellers’ Representative 75%, of the costs and fees of the Independent Accountant). Any amounts so recalculated shall be final and binding on the parties. (c) If the Purchase Price, as calculated pursuant to this Section 2.6, exceeds the Estimated Purchase Price (the amount thereof, the “Excess”), then (i) the Buyer shall cause to be paid to the Seller an amount equal to the Excess, and (ii) the Buyer and the Sellers’ Representative shall deliver a joint written notice to the Agent instructing it to pay all funds in the Adjustment Escrow Fund to the Seller. (d) If the Purchase Price, as calculated pursuant to this Section 2.6, is equal to the Estimated Purchase Price, then no further payment shall be due to either the Buyer or the Seller under this Section 2.5, except that the Buyer and the Sellers’ Representative shall deliver a joint written notice to the Agent instructing it to pay all funds in the Adjustment Escrow Fund to the Seller. (e) If the Purchase Price, as calculated pursuant to this Section 2.6, is less than the Estimated Purchase Price (the amount of such difference, the “Deficiency”), then the Buyer and the Sellers’ Representative shall deliver joint written notice to the Agent instructing it to pay the Deficiency out of the Adjustment Escrow Fund to the Buyer in accordance with the terms of the Escrow and Paying Agent Agreement. If the Adjustment Escrow Fund is insufficient to cover the entire amount of the Deficiency, such shortfall shall be satisfied (i) first, from the Specific Indemnity Escrow Amount, (ii) second, from the then available proceeds of the Sellers’ Representative Expense Amount, (iii) third, from the Seller and (iv) fourth, from the Beneficial Owners, severally and not jointly, in accordance with their pro rata share as set forth on Annex A. If Buyer elects to withdraw funds from the Specific Indemnity Escrow Amount, Seller will, within three (3) Business Days after written notice of such election, deliver to the Agent, by wire transfer of immediately available funds, the amount withdrawn by the Agent and paid to Buyer in accordance with the provisions of this Section 2.6(d). (f) Any payments made pursuant to this Section 2.6 shall be made within five (5) Business Days after the final determination thereof by wire transfer of immediately available funds to an account designated in writing by the applicable payee or payees. 2.7. Withholding. If applicable Law requires the Buyer to deduct and withhold from any amount otherwise payable to any Person pursuant to this Agreement, the Buyer shall deduct and withhold such required amount and shall promptly pay such amount over to the appropriate

7 Governmental Body. Any amounts deducted and withheld pursuant to this Section 2.7 shall be treated for all purposes of this Agreement as having been paid to the Person in respect to which such deduction and withholding was made. 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES. Each Beneficial Owner, severally and not jointly, and the Seller hereby represents and warrants to the Buyer that, except as set forth on the Disclosure Schedules, which exceptions (in accordance with Section 11) shall be deemed to be part of the representations and warranties made hereunder, the following representations and warranties are true and complete as of the Closing Date, except as otherwise indicated: 3.1. Organization and Qualification. Each Seller Party that is a legal entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and each Seller Party has all power and authority and possesses all licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its businesses as now being conducted. 3.2. Authority Relative to this Agreement. Each Seller Party has all necessary corporate, limited liability, trust, fiduciary, legal capacity or similar power and authority and, where applicable, has taken all corporate, limited liability or similar action, necessary to execute, deliver and perform this Agreement and the other Transaction Documents to the extent such Seller Party is a party thereto, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, in each case to the extent such Seller Party is a party thereto, in accordance with the terms hereof and thereof. This Agreement has been duly and validly executed and delivered by each Seller Party, and, assuming the due authorization, execution and delivery of this Agreement by the Buyer, will constitute, and each Transaction Document when executed and delivered by each Seller Party that is a party thereto, and, assuming the due authorization, execution and delivery of such Transaction Document by Buyer or its Affiliate party thereto, will constitute, a valid, legal and binding agreement of the applicable Seller Parties, enforceable against such Seller Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally. 3.3. No Conflicts. (a) Except as set forth on Section 3.3(a) of the Disclosure Schedules, no filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Body is required on the part of any Seller Party for the execution, delivery and performance by such Seller Party of this Agreement or any Transaction Document to which such Seller Party is a party, or the consummation by such Seller Party, as applicable, of the transactions contemplated hereby or thereby, except for (i) compliance with any applicable requirements of the HSR Act and related competition Laws, or (ii) any such filings, notices, permits, authorizations, registrations, consents or approvals, the failure to make or obtain would not have a Company Material Adverse Effect or be material to the Business, taken as a whole. (b) Assuming compliance with the items described in clause (i) of Section 3.3(a), except as set forth on Section 3.3(b) of the Disclosure Schedules, neither the execution, delivery and

8 performance of this Agreement or any Transaction Document to which a Seller Party is a party, nor the consummation by the Seller Parties of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach, violation or infringement of any provision of the Organizational Documents of any Seller Party, (ii) result in a breach, cancellation, termination, violation or infringement of, conflict with, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to the creation of any Encumbrance (except for Permitted Encumbrances), or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract to which such Seller Party or any of its respective properties or assets are bound, or (iii) violate any Law applicable to any Seller Party or by which any of its properties or assets are bound, except, in the case of clause (ii) or clause (iii), as would not have a Company Material Adverse Effect. 3.4. Ownership. Section 3.4 of the Disclosure Schedules sets forth (a) the record and beneficial owner of the Seller Shares and (b) the beneficiaries of each Beneficial Owner to the extent such Beneficial Owner is a trust. Each Beneficial Owner has good and valid title to the Seller Shares he, she or it owns, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). The Seller has full right, power and authority to transfer and deliver to the Buyer good and valid title to the Acquired Equity held by the Seller and that will be held by the Seller, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). Immediately following the Closing, the Buyer or its designee, as applicable, will be the record and beneficial owner of the Acquired Equity, and have good and valid title to the Acquired Equity, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). 3.5. Litigation. (a) There is no Litigation pending or, to the Knowledge of the Seller Parties, threatened, against any Seller Party, except as would not have a Company Material Adverse Effect, and (b) no Seller Party is subject to any outstanding Order or other action (whether temporary, preliminary or permanent), except as would not have a Company Material Adverse Effect. 3.6. No Additional Representations or Warranties. (a) NO SELLER PARTY NOR ANY OF ITS RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE ACQUIRED EQUITY, THE TARGET COMPANIES OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3 AND SECTION 4 OR ANY OTHER TRANSACTION DOCUMENT. (b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER SUCH SELLER PARTY NOR ANY REPRESENTATIVE OF SUCH SELLER PARTY, NOR (AS APPLICABLE) ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS OR EQUITYHOLDERS, HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS MADE AVAILABLE OR DELIVERED TO THE BUYER, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS OF THE TARGET COMPANIES BY MANAGEMENT OF THE TARGET COMPANIES OR OTHERS

9 IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER AND DEEMED TO BE RELIED UPON BY THE BUYER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, EXCEPT TO THE EXTENT RELATED TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3 AND SECTION 4 OR ANY OTHER TRANSACTION DOCUMENT. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE OR DELIVERED BY OR ON BEHALF OF SUCH SELLER PARTY AND ITS REPRESENTATIVES, ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF SUCH SELLER PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE BUYER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3 AND SECTION 4 OR ANY OTHER TRANSACTION DOCUMENT. (c) OTHER THAN AS EXPRESSLY PERMITTED PURSUANT TO THIS AGREEMENT, FOR FRAUD OR WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3 AND SECTION 4 OR ANY OTHER TRANSACTION DOCUMENT, NO SELLER PARTY WILL HAVE ANY OR BE SUBJECT TO ANY LIABILITY (INCLUDING ANY CLAIM BASED UPON FRAUDULENT INDUCEMENT) ARISING OUT OF, RELATING TO OR RESULTING FROM, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, COMMON LAW OR STATUTORY, EXPRESS OR IMPLIED (INCLUDING WITH RESPECT TO NON- INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), AS TO THE ACCURACY OR COMPLETENESS OF, OR THE DISTRIBUTION TO, OR USE BY, THE BUYER OF, ANY ADVICE, DOCUMENT, OR OTHER INFORMATION REGARDING THE ACQUIRED EQUITY, OR ANY TARGET COMPANY OR ITS BUSINESS, FINANCIAL CONDITION AND ASSETS (INCLUDING THE CONDITION, VALUE, QUALITY OR SUITABILITY OF ANY ASSETS) OR LIABILITIES OF THE COMPANY, INCLUDING FORWARD-LOOKING STATEMENTS. 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES RELATED TO THE TARGET COMPANIES. Each Beneficial Owner, severally and not jointly, the Seller and the Target Companies hereby represent and warrant to the Buyer that, except as set forth on the Disclosure Schedules, which exceptions (in accordance with Section 11) shall be deemed to be part of the representations and warranties made hereunder, the following representations and warranties are true and complete as of the Closing Date, except as otherwise indicated: 4.1. Organization, Good Standing, Power and Qualification. Each Target Company is a limited liability company and is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited liability company power and

10 authority and possesses all licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each Target Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Company Material Adverse Effect. True, correct and complete copies of the Organizational Documents of each Target Company, together with records of its board of directors and stockholder (or equivalent) meetings and equity ledgers, in each case as in effect as of the date hereof have been provided to the Buyer. No Target Company is, or has been, in default or in violation of their respective Organizational Documents, and no Target Company has taken any action that is materially inconsistent in any respect with their respective Organizational Documents. At the Closing, all such Organizational Documents and records will be in the possession of the Target Companies. 4.2. Capitalization of the Target Companies. The Acquired Equity is duly authorized, validly issued and owned by the Seller. The Seller is the record and beneficial owner and has good and valid title to all of the capital stock of the Target Companies, which is duly authorized and validly issued. Section 4.2 of the Disclosure Schedules contains a true and correct list, as of the Closing Date, of each of the Target Companies, the jurisdiction of its incorporation or organization, its form of organization, the authorized capital stock of such Target Company that is issued and outstanding and the direct owner(s) of all outstanding securities, including the Acquired Equity. Except as set forth on Section 4.2 of the Disclosure Schedules, (a) there are no shares of capital stock or other ownership interests of any Target Company issued or outstanding, and (b) there are no preemptive, right of first refusal or first offer or other outstanding rights, voting trusts or agreements, proxies, equityholder agreements, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, “phantom” equity rights, convertible, exercisable, or exchangeable securities or other ownership interest in any Target Company or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person, whether by contract, arrangement, undertaking or obligation, a right to subscribe for or acquire, any securities of any Target Company, and no securities evidencing such rights are issued or outstanding. Except for ownership of another Target Company as set forth in Section 4.2 of the Disclosure Schedules, no Target Company (i) owns, directly or indirectly, any capital stock or other ownership interest in any Person or (ii) is a party to any joint venture, partnership or similar relationship, or buy-sell agreement, stockholders’ agreement or similar contract. 4.3. Authorization and Enforceability. All action required by applicable Law and corporate action required to be taken by the board of directors and stockholders of each Target Company in order to authorize such Target Company to enter into this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated herein and therein, has been taken or will be taken at the Closing. All action on the part of the proper officers of each such Target Company necessary for the execution and delivery of this Agreement and the other Transaction Documents to which such Target Company is a party, and the performance of all obligations of such Target Company hereunder and thereunder to be performed as of the Closing, has been taken or will be taken prior to the Closing. This Agreement and the other Transaction Documents to which each such Target Company is a party, when executed and delivered by such Target Company, shall constitute valid and legally binding obligations of such Target Company, enforceable against such Target Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium,

11 fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally. 4.4. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Buyer in Section 5 of this Agreement, except as set forth on Section 4.4 of the Disclosure Schedules, no consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Body is required on the part of any Target Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Target Company is a party (other than (i) the applicable filings required by the HSR Act and (ii) those that may be required solely by reason of the participation of the Buyer (as opposed to any third party) in such transactions). 4.5. Litigation. Except as set forth on Section 4.5 of the Disclosure Schedules, there is no claim, action, suit, proceeding, arbitration, complaint, Order, charge, cause of action, demand, inquiry, summons, litigation or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (“Litigation”) pending or, to the Seller’s Knowledge, threatened against or relating to any of the Target Companies, the Business or its assets or relating to or involving the transactions contemplated by this Agreement or any other Transaction Document at law or in equity, or before or by any arbitrator or any Governmental Body, and, to the Seller’s Knowledge, no event has occurred or circumstances exist that would reasonably give rise to or serve as the basis for any commencement of any Litigation. No Target Company has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage that may be material to its assets, properties, business or business prospects. No Target Company is a party or subject to, or in default with respect to, any Order or other action (whether temporary, preliminary or permanent) and there are no unsatisfied judgments, penalties or awards against or affecting any Target Company or any of their respective properties or assets, and no Target Company has been notified, whether in writing or otherwise, by any Governmental Body communicating such Governmental Body’s intention to conduct an investigation with respect to any of the Target Companies. None of the Target Companies nor any of their employees or managers has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice. There is no pending Litigation brought by any Target Company, or which any Target Company intends to initiate, against any other Person. 4.6. Compliance with Other Instruments. (a) In the past six (6) years, except as set forth on Section 4.6(a) of the Disclosure Schedules, no Target Company has been or is in material violation or default: (i) of any provisions of such Target Company’s Organizational Documents, (ii) of any Order, (iii) under any note, indenture, mortgage or other instrument to which such Target Company is a party or by which its assets are bound, or (iv) under any Material Contract, or (v) of any provision of federal or state Law applicable to such Target Company. (b) The execution, delivery and performance of this Agreement and the other Transaction Documents to which each such Target Company shall be a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a material

12 violation or default under, or create in any party the right to accelerate, terminate, modify or cancel, any provision of any instrument, Order, contract, agreement, including any of the documents or instruments listed in Section 4.6(a), or any other; or (ii) an event which results in the creation of any Encumbrance upon any assets of such Target Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to such Target Company. 4.7. Material Contracts. (a) Except as set forth on Section 4.7(a) of the Disclosure Schedules, no Target Company is a party to any written or oral: (i) contract or agreement containing (A) a fixed cost, fixed price, volume requirement or other floor or similar requirement or (B) an “earn-out” or other contingent payment obligation (other than contracts entered into with customers or suppliers in the Ordinary Course of Business); (ii) contract or agreement for any supply contracts that was not made in the Ordinary Course of Business and that cannot be terminated or cancelled on less than ninety (90) days’ notice; (iii) contract or agreement providing for (A) the provision of goods, including the purchase of materials, supplies or equipment or (B) management, consulting, marketing, advertising or other services, in each case, including aggregate consideration in excess of $100,000; (iv) consulting agreement or contract providing for the employment or engagement of any current service provider on a full-time, part-time or consulting basis, in each case (A) whereby such individual earns over $50,000 annually or (B) which cannot be terminated or cancelled at any time without any Liability; (v) collective bargaining agreement or other contract with any union, association or other labor organization; (vi) contract or agreement that relates to the acquisition or divestiture of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) since January 1, 2017, in each case involving amounts in excess of $400,000; (vii) contract or agreement for capital expenditures in excess of $50,000, in the aggregate for which the underlying assets have not been delivered or under which a Target Company has any outstanding payment obligations; (viii) any lease, sublease or similar agreement which by any Target Company, or holds or uses, any tangible personal property or real property owned by any third party having a value of more than $50,000 in the aggregate; (ix) any lease, sublease or similar agreement with any Person under which any Target Company is a lessor or sublessor of, or makes available for use to any Person, any Real Property; (x) agreement, mortgage, indenture, note, bond, loan or credit agreement, security agreement, guaranty or indemnity or other agreement or instrument relating directly or indirectly to the

13 borrowing or lending of money, extension of credit or other evidence of indebtedness or providing for the mortgaging or pledging of, or otherwise placing a lien or security interest (including Encumbrances) on, any of its assets or properties; (xi) option, warrant or other contract for the purchase of any debt or equity security of any corporation, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of any Target Company; (xii) contract or agreement under which (A) any Person has directly or indirectly guaranteed Indebtedness or other Liabilities of a Target Company or (B) a Target Company has directly or indirectly guaranteed Indebtedness or other Liabilities of any Person (in each case, other than endorsements for the purpose of collection in the Ordinary Course of Business), in any such case which, individually, is in excess of $150,000; (xiii) contract or agreement under which a Target Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the Ordinary Course of Business), in any such case which, individually, is in excess of $150,000; (xiv) contract or agreement providing for indemnification of any Person with respect to Liabilities relating to the current or former Business or any predecessor Person under which any Target Company has any continuing Liability in excess of $150,000; (xv) except for contracts or agreements entered into in the Ordinary Course of Business, any contract or agreement that provides for consequential or special damages, continuing representation or warranty or any indemnification obligation or under which any Target Company has any continuing Liability in excess of $150,000; (xvi) settlement agreement of any administrative or judicial proceedings within the past five (5) years; (xvii) intellectual property (including trademark) licensing agreement under which a Target Company is a licensor or licensee of any intellectual property; (xviii) joint venture, partnership or similar contract or agreement in which a Target Company participates as a partner, member or joint venturer or otherwise involves a sharing of profits or Liabilities by a Target Company with any other Person; (xix) contract or agreement with any Governmental Body; (xx) contract or agreement related to Related Party Transactions; (xxi) contract or agreement with any Material Customer; (xxii) contract or agreement with any Material Supplier; (xxiii) any surety, performance or completion bond or other surety arrangements;

14 (xxiv) contract or agreement which, if terminated or not renewed, would have a Company Material Adverse Effect; (xxv) contract or agreement that (A) limits or restricts the ability of any Target Company from engaging in any line of business, in any geographic area, or with any Person, (B) restricts the development, performance, marketing or distribution of the products and services of any Target Company, (C) restricts or prohibits the transaction of business with any other Person (including by restricting the solicitation of business with any other Person) by any Target Company, (D) restricts or limits the entering into any market or line of business by any Target Company or any of their employees, (E) provides for “meet competition,” “most favored nation” pricing terms or similar rights in favor of a third party, (F) grants to another Person exclusive rights with respect to any products, services or territory, or (G) restricts the solicitation by any Target Company of any employees employed by any other Person; (xxvi) any option, right of first refusal, right of first offer or similar contract or agreement; (xxvii) contract or agreement that would prevent (A) consummation of the transactions contemplated by this Agreement or any other Transaction Document, (B) compliance by the Target Companies with the terms, conditions, and provisions of any other Transaction Document, or (C) the continued operation of the Business after the date of this Agreement or the Closing Date on substantially the same basis as currently operated; (xxviii) contract or agreement with respect to work to be performed by any Target Company with aggregate future payments to such Target Company in excess of $150,000; (xxix) confidentiality or non-disclosure contract or agreement entered into in connection with a potential acquisition of the Target Companies or the Business or otherwise in connection with the Seller Parties’ exploration of strategic alternatives, engagement in sales process, or any other exit strategy undertaken by the Seller Parties; and (xxx) contract or agreement that has an aggregate future Liability to any Target Company in excess of $150,000 not otherwise covered by Sections 4.7(a)(i)-(xxvi). (b) No Target Company and, to the Seller’s Knowledge, no other party to any of the contracts or agreements set forth on Section 4.7(a) of the Disclosure Schedules (collectively, the “Material Contracts”) is in breach or default thereof, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default. Each Material Contract is in full force and effect and is valid and enforceable against the Target Company a party thereto in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No event has occurred or is occurring that, with the giving of notice or lapse of time or both, would give a party thereto a right to terminate, modify or accelerate any Material Contract. Except as set forth on Section 4.7(b) of the Disclosure Schedules, the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transaction contemplated hereby and thereby will not (x) violate, or conflict with, or result in a breach of, or give rise to a right of

15 modification of, any provision of or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Target Companies under any of the terms or conditions of any Material Contract or (y) require the consent of any party (other than the Target Companies) to any Material Contract. The Target Companies have furnished the Buyer with true and complete copies of all written Material Contracts. With respect to any Material Contract that is a customer contract providing for progress payments, advance payments or any other payment in installments, the amount of each such required payment are proportionate to and commensurate with the amount of costs incurred or payable or to be incurred or payable in respect of performance under any such Material Contract as of each such payment, except that Material Contracts that are construction-related contracts incorporating such forms of payment in the Ordinary Course of Business have over and under billing as reflected on the Financial Statements of the Target Companies. 4.8. Government Contracts. (a) Section 4.8(a) to the Disclosure Schedules contains a true, correct and complete list of each contract or agreement any of the Target Companies have entered into with a Governmental Body (each such agreement, a “Government Contract”) that is in effect, each bid submitted by a Target Company to a Governmental Body (each such bid, a “Government Bid”) that is currently open and eligible for the award of a Government Contract, and each Government Contract that has expired and that includes ongoing warranty obligations of the Seller for the products sold or services provided. Except as set forth on Section 4.8(a) of the Disclosure Schedules, each Government Contract listed on Section 4.8(a) of the Disclosure Schedules is legal, valid, binding, enforceable, and in full force and effect. The Seller Parties have delivered to the Buyer true, correct and complete copies of all of the Government Contracts and Government Bids listed on Section 4.8(a) of the Disclosure Schedules. No Target Company has received any notice nor has reason to believe that there has been or will be any material change in the terms of any Government Contracts as a result of the consummation of the transactions contemplated by the Agreement. (b) Set forth on Section 4.8(b) of the Disclosure Schedules is a list and description of the top ten (10) Government Contracts according to the Seller’s expected contract value. (c) Except as set forth on Section 4.8(c) of the Disclosure Schedule: (i) Neither Seller nor any Target Company has been notified that any Government Bids or Government Contracts are currently the subject or reasonably likely to become the subject of any bid or award protest proceedings. (ii) Each Target Company is and has been in material compliance with the terms and conditions of each Government Contract and the requirements contained in solicitations for any Government Bid and any applicable Laws pertaining thereto. All representations, warranties, and certifications made by such Target Company with respect to any Government Contract or Government Bid, including all invoices and Claims arising therefrom, were proper and accurate as of their effective date, and such Target Company has complied in all material respects with such representations, warranties, and certifications. Neither any of the Target Companies nor, to the Seller’s Knowledge,

16 any other party to any Government Contract is currently in violation, breach or default under any such Contract or, with or without notice or lapse of time or both, would be in violation or breach of or default under any such Government Contract. (iii) Neither Seller nor any Target Company has misrepresented its size or any other status in connection with the award or performance of any Government Contract or Government Bid, and each Target Company maintains adequate internal management procedures governing size and status representations or certifications to prevent false representations or certifications and timely correct invalid representations or certifications. Each Target Company is in material compliance with small business subcontracting goals or maintains sufficient records to demonstrate good faith compliance efforts. With respect to each Government Contract under which a Target Company is subcontractor to a small business, such Target Company has complied with all Laws related to small business partners arising as a result of or under each such Government Contract. In the past five (5) years, neither the Seller nor any Target Company has checked the “set-aside” box on any Government Contract as a result of or to indicate its status as a small business or any other “set- aside” category. (iv) Neither Seller nor any Target Company has received any written notification of cost, schedule, technical, or quality problems that would reasonably be expected to result in Claims against such Target Company (or successors in interest) by a Governmental Body, a prime contractor, or a subcontractor at any tier. There are no Government Contracts pursuant to which a Target Company has experienced cost, schedule, technical, or quality problems that would reasonably be expected to result in Claims against any of the Target Companies (or successors in interest) by a Governmental Body, a prime contractor or a subcontractor at any tier. No Government Contract has incurred or currently projects financial losses or cost overruns. (v) Neither Seller nor any Target Company has received or been subject to, within the five (5) years prior to the date of this Agreement, any termination for convenience, termination for default, cure notice, show cause notice, or other similar notice with respect to any Government Contract; and no such action or notice is currently in effect, has been issued or remains unresolved. No Target Company has received written notice of, and, to the Seller’s Knowledge, there is no event, condition, or omission that has occurred or exists that would constitute grounds for such an action. (vi) Neither Seller nor any Target Company has received written notice of, and there is no alleged conduct that would be required to be disclosed to any Governmental Body in connection with the award, performance or closeout of any Government Contract or Government Bid. No Target Company has made any voluntary or mandatory disclosures with respect to any alleged material irregularity, material misstatement or material omission arising under or relating to any Government Contract or Government Bid. Each Target Company is in compliance with all ethical obligations imposed by the Federal Acquisition Regulation (48 C.F.R. § 1000 et seq.) (“FAR”), including the requirements to maintain a written code of business ethics and conduct and to diligently prevent, detect, and report criminal or otherwise unethical conduct found in FAR 52.203-13. There is no “credible evidence” (as defined in FAR) of any conduct requiring investigation to determine whether any Target Company is required to make any disclosures to any Governmental Body under the FAR ethics rules. Each Target Company has undertaken the required level of review or investigation to determine whether such Target Company is required to make any disclosures to any Governmental Body under the FAR ethics rules. To the Seller’s

17 Knowledge, there exist no facts or circumstances that, with the passage of time or the giving of notice or both, would constitute a violation of the FAR ethics rules. (vii) Each Target Company has made, in a timely and proper fashion, any and all material Claims to which it may be entitled and all appeals necessary to preserve its rights in connection with all Government Contracts. There are (A) no outstanding Claims or requests for equitable adjustment against any Target Company by the U.S. Government or any other Governmental Body, by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract, (B) no monies due to any Target Company pertaining to any Government Contract that has been withheld or set off and (C) no outstanding disputes between a Target Company, on the one hand, and the U.S. Government or any other Governmental Body, on the other hand, under the Contract Disputes Act or any other Law or between a Target Company, on the one hand, and any prime contractor, higher or lower tier subcontractor, vendor or other third party, on the other hand, arising under or relating to any such Government Contract. No Target Company has any pending or, to the Seller’s Knowledge, potential Claim against the U.S. Government, any other Governmental Body or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract. (viii) The pricing, estimating and procurement systems relating to the Government Contracts have been disclosed to the Buyer and are in compliance in all material respects with all applicable Laws, including the FAR and the Defense Federal Acquisition Regulation Supplement (48 C.F.R. Chapter 2). (ix) There are no pending inquiries, investigations, audits, disputes or controversies with respect to any Government Contract or any violations of any Law relating to Government Contracts. No suspension, debarment, or exclusion proceeding actions with respect to Government Contracts have been commenced or, to the Seller’s Knowledge, threatened against any Target Company or its directors, officers, or employees. No circumstances exist that would reasonably result in the institution of suspension or debarment proceedings against any Target Company or its directors, officers, or employees. None of the Target Companies nor any of their respective directors, officers or employees has been (A) debarred or suspended from participation in, or the award of, any Government Contract or (B) is currently proposed for suspension or debarment. (x) There are no Claims, whether pending, or completed, or, to the Seller’s Knowledge, threatened, within the five (5)-year period preceding the Closing Date, relating to the performance or administration of Government Contracts by a Target Company. Each Target Company maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems, material management systems and document retention systems) that are in material compliance with all applicable requirements of all of the Government Contracts and all applicable Laws. There has been no, and there is no basis for, a finding of fraud, defective pricing, mischarging, or improper payments on the part of any of the Target Companies. No Target Company has been advised in writing by any Governmental Body or authorized officer thereof or point of contact of any prime contractor or subcontractor at any tier, that a Claim pertaining to any of its Government Contracts will take place or is under consideration.

18 (xi) Neither Seller nor any Target Company has engaged in any collusive bidding, defective pricing, over billing, conflicts of interest, undisclosed or unauthorized product substitution (including undisclosed or unauthorized use of foreign products) or improper time or expense charging or payment of gratuities with respect to any Government Contract, and all statements, Claims and certifications made in connection with any Government Contract were true, accurate and complete in all material respects when made. No payment has been made by any Target Company or by a Person acting on a Target Company’s behalf, to any Person (other than to any bona fide employee or agent of such Target Company, as defined in subpart 3.4 of the FAR) that is or was improperly contingent upon the award of any Government Contract or subcontract which would otherwise be in violation of any applicable procurement Law or any other Laws. (d) Neither Seller nor any Target Company (i) has assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts, or any amounts receivable, including accounts receivable and for completed but unbilled work, relating thereto, whether as a security interest or otherwise or (ii) except as set forth on Section 4.8(g) of the Disclosure Schedules, holds, or has since its incorporation held, a facility clearance, nor is a facility clearance necessary to conduct the Business as currently conducted. No personal property, equipment or fixtures have been loaned, bailed or otherwise furnished to any Target Company by or on behalf of any Governmental Body. (e) There exists no Claim and there exists no reasonable basis for a Claim, of any Liability against any Target Company by any Person as a result of defective cost and pricing data submitted to any Governmental Body, including cost and pricing data submitted to a Governmental Body through a prime contractor or higher-tier subcontract, including any such data relating to Liabilities accrued on any Target Company’s books or in its respective financial accounts. Neither Seller nor any Target Company has taken any action, nor is it a party to any Claim, that could reasonably be expected to give rise to (i) Liability under the False Claims Act or similar Law, or (ii) a Claim for price adjustment under the Truth in Negotiations Act or similar Law. (f) No Government Contract requires any Target Company to adopt Cost Accounting Standards as codified in Chapter 99 of Title 48 of the Code of Federal Regulations pursuant to the terms thereof. (g) Each Target Company and its applicable employees hold security clearances to the extent required, in all material respects, to perform Government Contracts of the type currently being performed by such Target Companies. Except to the extent prohibited by applicable Law, Section 4.8(g) of the Disclosure Schedules sets forth all facility security clearances held by each Target Company. No Target Company has received any notice and has no reason to believe that its employees holding security clearances issued by any Governmental Body are not in compliance with all applicable national security Laws. The facility security clearances listed on Section 4.8(g) of the Disclosure Schedules will not be terminated or downgraded as a result of completion of the transactions contemplated by the Agreement. 4.9. Certain Transactions. (a) Except as set forth on Section 4.9(a) of the Disclosure Schedules and other than (i) standard employment agreements and employee benefits generally made available to all employees, which

19 agreements and employee benefits are set forth on Section 4.14(a) of the Disclosure Schedules and (ii) standard director and officer indemnification agreements approved by the board of directors of each of the relevant Target Companies, there are no agreements or proposed transactions, directly or indirectly, between any Target Company and any of the Seller Parties or any of their respective Affiliates. (b) Except as set forth on Section 4.9(b) of the Disclosure Schedules, no Target Company is indebted, directly or indirectly, to any Company Service Provider or their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the Ordinary Course of Business or employee relocation expenses and for other customary employee benefits made generally available to all employees. No Company Service Provider, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to such Target Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of such Target Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which such Target Company is affiliated or with which such Target Company has a business relationship, or any Person which competes with such Target Company or (iii) financial interest in any Material Contract with such Target Company. 4.10. Property and Assets of the Target Companies. (a) Ownership. The Business is conducted only through the Target Companies. The assets and property (real and personal), tangible and intangible, currently owned, leased, licensed, used or held for use by the Target Companies are sufficient for the operation of the Business as currently conducted. Except as set forth on Section 4.10(a) of the Disclosure Schedules, each Target Company owns or otherwise has the right to use all of the properties and assets, real and personal, tangible and intangible, now owned, used or held for use in the operation of the Business to which such Target Company is involved. Each Target Company has, and after consummation of the transactions contemplated by this Agreement and the other Transaction Documents will continue to have, good and valid fee simple or leasehold title, as applicable, to all of the assets, real and personal, tangible and intangible, of such Target Company and all the assets used in the Business to which such Target Company is involved, free and clear of all Encumbrances, other than Encumbrances that are: (i) described on Section 4.10(a)(i) of the Disclosure Schedules; (ii) statutory liens for current period Taxes, special assessments or other governmental charges not yet due and payable; (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business consistent with past practices of the Business and that are not subject to enforcement proceedings; and (iv) all matters of public record that would not reasonably be expected to materially and adversely affect the operation of the Business (“Permitted Encumbrances”). (b) Real Property. Set forth on Section 4.10(b) of the Disclosure Schedules is (i) a complete list and a true, correct and complete legal description, tax parcel identification number and street address of all real property that is owned by the Target Companies (such real property, together with all buildings, improvements, structures, facilities, fixtures, systems and equipment located thereon, as well as each Target Company’s right, title, and interest, if any, in and to all easements, rights, licenses and appurtenances related thereto and all rights, title, privileges and appurtenances

20 pertaining thereto, shall be collectively referred to as the “Owned Property”); and (ii) a description of each parcel of real property or other authorization or agreement (whether written or oral) under which any Target Company is a lessee, lessor, sublessee or sublessor, licensee or licensor, or has the right or authorization to occupy, use and/or mine any real property, including the identity of the counterparty and details regarding any easements, rights-of-way, surface use agreements or other rights tied to such real property (the “Leased Property”). The Owned Property and the Leased Property are sometimes collectively referred to as the “Real Property”. Other than lease, easements, and similar agreements of record (including the Property Leases), there are no leases, subleases, licenses, concessions or other arrangements entered into by or otherwise granting to any third party (other than the Target Companies), the right to use or occupy the Real Property. (c) Leased Property. The Target Companies have good, valid and enforceable leasehold interests in the Leased Property, free and clear of all Encumbrances (other than Permitted Encumbrances). (d) Condition. All of the buildings, material fixtures and other improvements situated on the Leased Property and all other material items of property are in good operating and working condition and in a reasonable state of repair, ordinary wear and tear excepted, and maintenance of such items has not been deferred beyond a reasonable time period. (e) Binding Commitments. Except as set forth on Section 4.10(e) of the Disclosure Schedules, no binding commitment has been made by any Target Company or any of their Affiliates to any Governmental Body, utility company or any other organization, group or individual relating to the Real Property or any part thereof which imposes upon or could impose upon any such Target Company or any of their Affiliates an obligation to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Real Property. No Target Company is bound by any options, obligations or rights of first refusal, rights of first title, rights of reverter, purchase options, or other similar contractual rights to sell, lease or acquire any real property. None of the reclamation Liabilities binding on the Target Companies with respect to any Real Property is substantially inconsistent (whether in terms of necessary monetary expenditures or required actions) with the reclamation obligations historically completed by the Target Companies with respect to the Real Property. Other than in the Ordinary Course of Business, the Target Companies have not deferred completion of any material reclamation Liability with respect to any Real Property. (f) Condemnation. No Target Company has received any written notice by any relevant Governmental Body or Persons of existing, pending or threatened (i) condemnation, expropriation, eminent domain or other similar proceeding or (ii) zoning, building code or other moratorium proceedings or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Real Property as each are currently operated. (g) Property Leases. True and complete copies of all leases, subleases, licenses or other written authorizations to which any Target Company or any of their Affiliates is a party respecting any Leased Property and all other instruments granting such leasehold interests, rights, options or other interests to use, occupy or mine any real property (including all amendments, modifications and supplements thereto and guaranties thereof) (the “Property Leases”), have been delivered to the

21 Buyer. All Property Leases are currently and shall be valid, in full force and effect and binding in accordance with their respective terms immediately following the Closing, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. (h) No Breach or Event of Default – Property Leases. With respect to the Property Leases, no Target Company has given nor received any notice in accordance with the Property Leases asserting an event of default or breach on the part of any party to the Property Leases and, to the Seller’s Knowledge, no event that, with the giving of notice or lapse of time or both would constitute a default, breach or event of default, or otherwise permit the termination, modification or acceleration of rent or other rights under such lease, has occurred and is continuing. No Target Company has given nor received any notice asserting that the Property Leases are not in full force and effect in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Leases. Except as set forth on Section 4.10(h) of the Disclosure Schedules, no Target Company has assigned, subleased or transferred any of its interest under any Property Lease to any other party. No Target Company has received notice of any assignment, transfer, mortgage or pledge of the lessor’s interest under any Property Lease or in any of the rents payable thereunder. Except as set forth on Section 4.10(h) of the Disclosure Schedules, the assignment of all of the Target Companies’ or their Affiliates’ right, title and interest in and to the Property Leases pursuant to this Agreement does not require the consent of any party to, and will not constitute a breach or an event of default under, or permit any party to terminate or change the existing terms of, any Property Lease. (i) Personal Property. Except as set forth on Section 4.10(i) of the Disclosure Schedules, each Target Company has good and valid title to all items of personal property owned by it, and a valid and enforceable leasehold interest in all tangible items of personal property leased by or licensed to it, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). The assets, properties and rights owned by the Target Companies are all the assets, properties and rights used by the Seller or the Target Companies in the operation of the Business in the Ordinary Course of Business. Except as set forth on Section 4.10(i) of the Disclosure Schedules, such equipment and other personal property has been maintained in accordance with good business practices (and such maintenance has been done in material compliance with all warranties), and is in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are presently used. None of the tangible personal property nor any of the assets of any of the Target Companies has been (i) operated or maintained other than in the Ordinary Course of Business or (ii) materially and adversely affected in any way as a result of any fire, explosion, earthquake, disaster, flood, erosion, accident or similar casualty, whether or not covered by insurance. (j) Intellectual Property. Section 4.10(j) of the Disclosure Schedules sets forth a complete and correct list of all intellectual property owned by any of the Target Companies, which indicates the owner, countries, registration and application numbers and dates for any such intellectual property (the “Company Intellectual Property”). Each Target Company has the right and authority to use all of the Company Intellectual Property in connection with the conduct of the Business in the manner presently conducted and such use is exclusive to the Target Companies, free from any

22 Encumbrances (other than Permitted Encumbrances) and does not conflict with, infringe upon or violate any third party’s intellectual property rights. There is no Litigation pending or, to the Seller’s Knowledge, threatened relating to the Company Intellectual Property. (k) Inventories. Except as set forth on Section 4.10(k) of the Disclosure Schedules, all inventory of the Target Companies reflected in the Financial Statements consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established and recorded in the Financial Statements. All such inventory is owned by the relevant Target Company free and clear of all Encumbrances (other than Permitted Encumbrances), and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials or works-in-process) are not excessive, but are reasonable based upon the present circumstances of each Target Company. 4.11. Financial Statements. (a) The Seller Parties have furnished the Buyer with copies of the following (collectively, including the notes thereto, the “Financial Statements”): (i) the audited financial statements of the Target Companies for the fiscal years ended December 31, 2020, December 31, 2021, and December 31, 2022, and the related statements of income and cashflows for each of the fiscal years then ended, and related footnotes and auditors’ reports, and (ii) unaudited balance sheets for the Target Companies for the nine (9) month period ended September 30, 2023 (the “Balance Sheet” and such date, the “Balance Sheet Date”). (b) Except as set forth on Section 4.11(b) of the Disclosure Schedules, the Financial Statements: (i) are correct and complete in all material respects, do not contain any material inaccuracies or discrepancies and have been prepared in accordance with GAAP and the books and records of the Target Companies; (ii) have been prepared in a manner consistently applied throughout the periods covered; (iii) present truthfully, fairly and accurately the financial condition of the Target Companies at the dates thereof and the results of their operations for the periods covered thereby; and (iv) do not omit any information necessary to make such Financial Statements not misleading. (c) The Target Companies keep books, records and accounts that, in reasonable detail, truthfully, accurately and fairly reflect (i) the material transactions and dispositions of assets of the Target Companies; and (ii) all other material transactions of the Target Companies. No Target Company has received any written notification of any (A) “significant deficiency” in the internal controls over financial reporting of such Target Company, (B) “material weakness” in the internal controls over financial reporting of such Target Company or (C) fraud, whether or not material, that involves management or other employees of such Target Company who have a significant role in the internal controls over financial reporting of such Target Company. (d) The Target Companies do not have any Indebtedness, obligation or Liability, other than (i) Liabilities adequately reflected or reserved in the Balance Sheet or (ii) Liabilities incurred in the Ordinary Course of Business of the Target Companies subsequent to the Balance Sheet Date.

23 (e) Section 4.11(e) of the Disclosure Schedules sets forth the Sellers’ Representative’s good faith estimate as of the date of this Agreement of (i) all Closing Indebtedness to be repaid or retired pursuant to Section 2.5(b), and (ii) a list consisting of all Company Transaction Expenses expected. Upon payment of such Closing Indebtedness and Company Transaction Expenses in accordance with Section 2.5(b), neither the Target Companies nor any their respective Affiliates (including the Buyer following the Closing) will have any liabilities in respect of any Closing Indebtedness or, except as set forth in Section 6.10(c) and (d), Company Transaction Expenses. 4.12. Changes. Except as expressly required by this Agreement or as set forth on Section 4.12 of the Disclosure Schedules, since December 31, 2022, (i) the Target Companies have conducted the Business in the Ordinary Course of Business and have used commercially reasonable efforts to preserve their business relationships, property and assets with then present needs and past practices and (ii) no Target Company has: (a) amended or restated, or made any other change to, any of its Organizational Documents; (b) (i) created, incurred or assumed, or agreed to create, incur or assume, any Indebtedness, except in the Ordinary Course of Business pursuant to existing credit facilities or (ii) made or forgiven any loans or advances, or made any capital contributions to, or investments in, any other Person; (c) mortgaged, hypothecated, pledged or subjected to any Encumbrance any of the assets or properties of such Target Company; (d) sold, leased, licensed, assigned or transferred any asset, property or business, except for sales of inventory or equipment in the Ordinary Course of Business; (e) (i) granted, offered or committed to any increase in the compensation (including bonuses and deferred compensation) or benefits payable or to become payable to any Company Service Provider; (ii) accelerated or committed to accelerate the vesting, funding or payment of any compensation or benefits under any Company Benefit Plan; (iii) granted or entered into any termination, retention, pay in lieu of notice, incentive, retention, severance or change of control agreement or arrangement with any Company Service Provider; or (iv) established, amended, adopted or entered into any collective bargaining agreement or Company Benefit Plan; (f) implemented or announced any “mass layoff” or “plant closing” (as those terms are defined in the WARN Act) or reduction in force, furlough, temporary layoff, or broad-based salary or wage reduction; (g) hired, engaged, terminated (other than for cause), furloughed, or temporarily laid off any individuals, in each case with annual compensation opportunities in excess of $100,000; (h) made any loan or advance to any shareholder or former shareholder of such Target Company or any relative or Affiliate of any shareholder or former shareholder of such Target Company or redeemed or purchased any of its ownership interests, or agreed to take any such action;

24 (i) transferred any asset or paid any commission, salary or bonus to any shareholder or former shareholder of such Target Company or any relative or Affiliate of any shareholder or former shareholder of such Target Company, other than the payment of wages or salaries to employees of such Target Company in the Ordinary Course of Business, or paid any rent, commission or fee to any shareholder or former shareholder of such Target Company or any relative or Affiliate of any shareholder or former shareholder of such Target Company; (j) entered into or agreed to enter into any transaction with or for the benefit of any shareholder or former shareholder of such Target Company or any relative or Affiliate of any shareholder or former shareholder of such Target Company; (k) declared, set aside or paid any non-cash distribution in respect of its capital stock (including the Acquired Equity) or repurchased, redeemed or otherwise issued, sold, pledged, encumbered, acquired or transferred, or agreed to issue, sell or transfer, any capital stock (including the Acquired Equity), bond, debenture, securities convertible, exchangeable or exercisable into equity securities or warrants, options or other rights to acquire capital stock or other securities of such Target Company; (l) acquired (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company or other business organization or division thereof having a fair market value in excess of $500,000; (m) sold, leased, transferred, conveyed or otherwise disposed of any assets of such Target Company having a fair market value in excess of $150,000 individually or $300,000 in the aggregate, other than (x) sales, leases, transfers, conveyances and disposals of inventory and other assets in the Ordinary Course of Business and (y) the disposal of obsolete assets; (n) (i) commenced any Litigation (other than as the result of Litigation commenced against such Target Company) or (ii) settled, discharged or compromised any Claim against such Target Company unless such settlement required the payment of less than $100,000 in cash by such Target Company (without any admission of Liability or other adverse consequences or restrictions on any Target Company or the Buyer); (o) made any capital expenditure or enter into any contract, agreement or commitment therefor not contemplated as of the date of this Agreement in excess of $250,000, in the aggregate; (p) other than pursuant to any change in any insurance broker, failed to renew, make payments as due or otherwise comply in all material respects with the terms and conditions any insurance policies with respect to the assets, operations and activities of such Target Company; (q) changed in any material respect any of the financing accounting principles or practices used by such Target Company, except for any change required by reason of concurrent change in applicable Law; (r) entered into any Material Contract (other than any contracts with suppliers or customers that are entered into in the Ordinary Course of Business) or agreed to any modification, amendment or extension of, or terminate any Material Contract or granted any waiver under or give any Consent with respect to any Material Contract;

25 (s) adopted a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such Target Company; (t) with respect to Tax matters (i) filed any amended Tax Return, (ii) made, changed or rescinded any material Tax election, (iii) adopted or changed any Tax method of accounting, (iv) waived the right to any Tax refund, (v) settled or compromised any material Tax Liability, (vi) consented to any extension or waiver of the statute of limitations, (vii) prepared or filed any Tax Return in a manner which is inconsistent with the past practices of the relevant Target Company with respect to the treatment of items on such Tax Return or (viii) incurred any material Liability for Taxes other than in the Ordinary Course of Business; (u) experienced a Company Material Adverse Effect; or (v) agreed or committed to do any of the actions set forth in Sections 4.12(a)-(t). 4.13. Employee Matters. (a) Set forth on Section 4.13(a) of the Disclosure Schedules is a true and complete list of: (i) each Person employed by each Target Company as of the Closing Date, which includes each such employee’s (A) name, (B) title, (C) work location, (D) base salary or wage rate, (E) annual target incentive compensation opportunity, (F) date of hire, (G) leave status, (H) full- or part-time status and (I) Fair Labor Standards Act status (exempt or nonexempt); and (ii) the name of each Person, if any, holding tax or other powers of attorney from each Target Company and a summary of the terms thereof. (b) No Target Company is, and has not been, in the preceding three (3) years, a party to any contract or collective bargaining agreement with any labor organization. With respect to the Target Companies, (i) in the last three (3) years, no Person, union, labor organization or group of employees has applied to be the certified as a bargaining agent or has filed any representation petition or made any written or oral demand for recognition, (ii) no union organizing, certification or decertification efforts have occurred in the last three (3) years and none are underway or, to the Seller’s Knowledge, threatened and (iii) no labor strike, work stoppage, slowdown, picketing, hand billing, unfair labor practice charge, labor grievance, labor arbitration, lockout, or other labor dispute has occurred in the last three (3) years, and none is underway or, to the Seller’s Knowledge, threatened. (c) All obligations of each Target Company, whether arising by operation of Law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses, sick leave, vacation and other forms of compensation and benefits payable to any Company Service Provider of such Target Company, have been timely paid in full or adequate accruals therefor have been made in the Balance Sheet. (d) Each Target Company is, and for the last three (3) years has been, in compliance with all applicable Laws relating to labor, labor relations or employment, including any provisions thereof relating to equal employment opportunity, wages, hours, overtime regulation, employee safety and

26 health, misclassification, immigration control, drug testing, termination pay, paid sick leave, vacation pay, fringe benefits, collective bargaining, employment practices and standards, terms and conditions of employment, human rights, accessibility, workers’ compensation and the payment or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto. (e) There is no proceeding pending or, to the Seller’s Knowledge, threatened between any Target Company and any Company Service Provider. There is no claim, grievance, arbitration, negotiation, suit, action or charge of or by any Company Service Provider and no complaint is pending or, to the Seller’s Knowledge, threatened against any Target Company before the National Labor Relations Board or any other Governmental Body, and, to the Seller’s Knowledge, there is no basis therefor. In the last three (3) years, neither the Seller nor any Target Company has received written notice of any investigation by a Governmental Body responsible for the enforcement of labor or employment regulations and, to Seller’s Knowledge, no such investigation has been threatened. (f) In the last three (3) years, there have not been any Claims relating to, or complaints, notices or allegations, in each case, made in writing (or to the Seller’s Knowledge, orally), relating to, sex- based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy of any Target Company relating to the foregoing, in each case involving any Target Company or any Company Service Provider while serving in such capacity or, to the Seller’s Knowledge, in any other capacity. No Target Company has entered into any settlement agreement or similar out-of-court or pre-litigation arrangement relating to any of the matters described in this Section 4.13(f). (g) The Seller Parties have furnished the Buyer with copies of all currently outstanding claims, complaints, reports or other documents in each Target Company’s files made by or against such Target Company or any of its Company Service Providers pursuant to workers’ compensation Laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other federal or state Laws relating to employment of labor. (h) In the last three (3) years, no Target Company has effectuated a “mass layoff” or “plant closing” as those terms are defined in the WARN Act without company with the WARN Act. 4.14. Employee Benefit Plans. (a) Set forth on Section 4.14(a) of the Disclosure Schedules is a complete and correct list of each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other benefit scheme, agreement, arrangement or obligation to provide compensation or benefits, including employment contracts and consulting agreements; (ii) any deferred compensation, bonus (including retention and change in control bonuses), incentive compensation, restricted stock, stock option, employee stock purchase, savings, equity or equity- based compensation, profit sharing, vacation pay, paid time-off, adoption assistance, fringe benefits, tuition reimbursement or scholarship programs, employee discount programs, vehicle allowances, severance or termination pay agreement or plan; and (iii) any other employee benefit

27 plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, for the benefit of any Company Service Provider or any beneficiary thereof or with respect to which any Target Company or any ERISA Affiliate have or may have any current or contingent Liability. (b) For each Company Benefit Plan, the Target Companies have delivered to Buyer true and correct copies of each Company Benefit Plan (or a description, if such plan is not written) and all amendments thereto and material written interpretations thereof, together with a copy of (if applicable): (i) each trust, insurance or other funding arrangement; (ii) each summary plan description and summary of material modifications; (iii) the most recent favorable determination or opinion letter from the IRS; (iv) the most recently prepared actuarial reports and financial statements in connection with each such Company Employee Plan; (v) all documents and correspondence relating thereto received from or provided to the Department of Labor, the PBGC, the IRS or any other Governmental Body during the past four (4) years; and (vi) all current employee handbooks, manuals and policies. (c) Each Company Benefit Plan (and each related trust, insurance contract or fund) is, and has been, established, maintained and administered with its terms and with applicable Law, including ERISA and the Code. Each Company Benefit Plan intended to qualify under Section 401(a) of the Code is so qualified and, to the Seller’s Knowledge, no event has occurred and no condition exists that would be reasonably likely to result in any such Company Benefit Plan not being so qualified. All necessary approvals from any Governmental Body for any Company Benefit Plan subject to ERISA have been obtained. (d) No Target Company or any ERISA Affiliate is in default under any Company Benefit Plan; no benefit under any Company Benefit Plan has been increased subsequent to the date as of which documents have been provided to the Buyer and no agreement, commitment, or obligation exists to increase any benefits under any Company Benefit Plan; and no Target Company has any plan, arrangement or commitment, whether legally binding or not, to create any Company Benefit Plan that would affect any Company Service Provider. There is no action, suit or claim, other than routine claims for benefits, pending or, to the Seller’s Knowledge, threatened with respect to any Company Benefit Plan or the fiduciaries thereof, or against the assets of any Company Benefit Plan or the Target Companies. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the Seller’s Knowledge, threatened against any fiduciary of any Company Benefit Plan. Except as described in Section 4.14(d) of the Disclosure Schedules, (i) no Company Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi- governmental agency and (ii) there have been no prohibited transactions or breaches of any of the duties imposed on fiduciaries (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any Liability or excise Tax under ERISA or the Code being imposed on any Target Company. (e) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with the applicable requirements of Section 409A of the Code and the regulations thereunder as in effect from time-to-time.

28 (f) Except as set forth on Section 4.14(f) of the Disclosure Schedules, no Target Company nor any ERISA Affiliate sponsors, maintains, administers or contributes to, or has any Liability with respect to, or has, in the past six (6) years sponsored, maintained or contributed to, or had any Liability with respect to, (i) any “defined benefit plan” as defined in Section 3(35) of ERISA; (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) any “multiple employer plan” as described in Section 413(c) of the Code or (iv) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. With respect to the Lehman-Roberts Company Retirement Plan, (i) the plan has been terminated and liquidated in accordance with its terms and applicable Laws (including, without limitation, the PBGC’s Standard Termination Filing Instructions); (ii) there are no remaining Liabilities with respect to the plan; (iii) the PBGC has not issued a notice of noncompliance with respect to the termination of the plan; (iv) a determination letter as to the qualified status of such plan upon its termination has been received from the IRS, and no circumstances exist that could reasonably be expected to result in the revocation of such letter; (v) neither the plan nor the PBGC has a lien on any of the assets or properties of the Target Companies or any ERISA Affiliates and (vi) the Target Companies have provided true and complete information to CMFG Life Insurance Company for purposes of making distributions pursuant to the CMFG Annuity Contract. (g) The transactions contemplated by this Agreement or any other Transaction Document will not limit or restrict the right of any Target Company or, after the Closing, the Buyer to amend or terminate any Company Benefit Plan. (h) No Company Benefit Plan provides for post-employment health, life insurance or other welfare benefit coverage, other than as may be required under “COBRA” pursuant to Part VI of Title I of ERISA. (i) Except as expressly provided in this Agreement and as set forth in Section 4.14(i) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement or any other Transaction Document will not (either alone or together with any other event): (i) entitle any Company Service Provider to any payment or benefit; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Benefit Plan; (iii) result in the loss of a deduction under Section 280G of the Code, or (iv) entitle any Person to receive any Tax gross-up, indemnity or reimbursement from the Target Companies for any Tax incurred by such Person, including under Section 409A or Section 4999 of the Code. 4.15. Tax Matters. (a) Other than as set forth on Section 4.15(a) of the Disclosure Schedules, all Tax Returns that are required to have been filed by or with respect to a Target Company or the Business have been timely filed, and all such Tax Returns are true, correct and complete in all material respects. (b) Except as set forth in Section 4.15(b) of the Disclosure Schedules, all Taxes due and owing by or with respect to a Target Company or the Business or for which any Target Company may be held liable (whether or not such Taxes are shown on any Tax Return) have been timely paid in full.

29 (c) No Target Company has (i) obtained any extension of time to file any Tax Return which is still pending (other than ordinary course extensions available under applicable Law) or (ii) obtained any waiver or granted any extension of any statute of limitations with respect to the payment of any Tax which is still in effect. (d) No Target Company has a Liability for Taxes for which a corresponding reserve for Taxes in an amount equal to such Liability has not been established on the Balance Sheet, whether or not such Liability is disputed, including any interest and penalty in connection therewith, for all periods ending on or prior to the Balance Sheet Date. (e) Since the Balance Sheet Date, the Target Companies have not incurred any Liabilities for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice. (f) Each Target Company has withheld and timely remitted to the appropriate Taxing Authority all Taxes (i) required to have been withheld and remitted in connection with amounts paid or owning to an employee, independent contractor, creditor, stockholder, partner, member, vendor or other Person or (ii) required to have been collected and paid over in respect of amounts received or to be received from any customer or other Person under applicable Law regarding sales, use or similar Tax matters. Each Target Company has complied with all reporting and recordkeeping requirements in all material respects with respect to the Taxes described in this Section 4.15(f). (g) Other than as set forth on Section 4.15(g) of the Disclosure Schedules, (i) no Target Company is a party to an ongoing Tax audit or administrative or judicial Tax proceeding, (ii) no deficiencies for Taxes with respect to the Target Companies or the Business have been claimed, proposed or assessed by any Taxing Authority and (iii) there are no pending or threatened audits, assessments or other actions or claims made by a Taxing Authority for or relating to any Liability in respect of Taxes of any Target Company or the Business, in each case of clauses (ii) and (iii), which deficiency, audit, assessment or other action or claim has not been fully resolved with no currently outstanding Liability to any Target Company. There are no grounds for any further Tax Liability with respect to any Target Company or the Business in respect of any taxable year that has not been examined or audited. (h) There are no Encumbrances for Taxes on the Acquired Equity or on any property or asset of any Target Company, other than Permitted Encumbrances. (i) No claim has been made by a Taxing Authority in a jurisdiction where any Target Company does not file a Tax Return or pay Tax that such entity is or may be required to file a Tax Return or pay Tax in such jurisdiction. (j) No Target Company (i) has any Liability for Taxes of any other Person (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state or local Law), (B) as a transferee, successor or assignee or (C) by contract, agreement or operation of Law or (ii) is a party to or bound by any Tax sharing, Tax indemnification, or Tax allocation agreement or similar arrangement.

30 (k) No Target Company has ever been a member or a parent of any consolidated, combined, affiliated, unitary or similar group for any Tax purposes. (l) No Target Company has ever been a party, nor owned an interest in, any joint venture, partnership or other arrangement that is treated as a partnership for any Tax purposes. (m) No Target Company has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local Law. (n) No Target Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting made prior to the Closing, use of an improper accounting method for a taxable period ending on or prior to the Closing Date, or adjustment pursuant to Section 481(a) or Section 482 of the Code (or any corresponding or similar provision of state or local Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state or local Law) or (v) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state or local Law) or offer in compromise executed on or prior to the Closing Date. (o) The Seller has been a validly electing S Corporation since its date of incorporation on August 1, 2019. Memphis has been a validly electing S Corporation at all times since July 1, 1995, Lehman has been a validly electing S Corporation at all times since January 1, 2011, and Memphis and Lehman have been Qualified Subchapter S Subsidiaries since August 1, 2019. (p) (i) During the taxable periods for which the Seller or any Target Company has reported as an S Corporation, each shareholder of the Seller or such Target Company (including each of the Beneficial Owners) has been an eligible shareholder of an S Corporation under Section 1361(b) of the Code and the Treasury Regulations promulgated thereunder (and any corresponding or similar provision of state or local Law) and (ii) no event has occurred, nor has the Seller or any Target Company nor any shareholder of the Seller or a Target Company (including the Beneficial Owners) taken any action or refrained from taking any action, that would cause the Seller or a Target Company to cease to be a valid S Corporation or Qualified Subchapter S Subsidiary (as appropriate) for U.S. federal (and applicable state and local) income tax purposes at any time prior to the Closing. (q) No claim or other inquiry has been made by a Taxing Authority in a jurisdiction where the Seller or a Target Company is required to file a Tax Return that the Seller or such Target Company’s status as an S Corporation or Qualified Subchapter S Subsidiary is invalid. (r) No Tax will be imposed on the Seller or any Target Company under Section 1374 of the Code or any corresponding or similar provision of state or local Law as a result of the transactions contemplated by this Agreement or any other Transaction Document, and neither the Seller nor any Target Company owns any asset the disposition of which (either prior to or after the Closing) could give rise to Tax imposed under Section 1374 of the Code. Neither the Seller nor any Target

31 Company is, or ever has been, subject to the Tax imposed under Section 1375 of the Code or any corresponding or similar provision of state or local Law. (s) All related party transactions involving a Target Company are, or have been, in compliance with the transfer pricing rules under Section 482 of the Code and the Treasury Regulations promulgated thereunder (or any corresponding or similar provision of state or local Law), and each Target Company complied with and has maintained all documentation requirements (including any applicable transfer pricing study) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder (or any corresponding or similar provision of state or local Law). (t) None of the assets of any Target Company are (i) “tax-exempt use property” within the meaning of Section 168(h) of the Code, “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, securing any debt the interest of which is tax-exempt under Section 103(a) of the Code, or otherwise subject to Section 168(g)(1) of the Code, (ii) subject to a “section 467 rental agreement” within the meaning of Section 467 of the Code, (iii) “limited use property” within the meaning of Revenue Procedure 2001-28 or (iv) subject to Section 197(f)(9) of the Code. (u) No Target Company has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. (v) No Target Company has ever (i) owned an interest in a Person organized in a jurisdiction located outside the United States, (ii) been subject to Taxation in any jurisdiction located outside the United States or (iii) conducted business or had a permanent establishment or taxable presence in any foreign country, as determined pursuant to applicable foreign Law any applicable Tax treaty or convention between the United States and such foreign country. (w) No Target Company has distributed stock of another Person or had its stock distributed by another Person, in each case in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (x) No Target Company has participated in any “reportable transaction” as defined in Section 6707A of the Code or Treasury Regulations Section 1.6011-4 (or any predecessor provision), nor has any Tax item that has been derived from or related to any such transaction been reflected in any Tax Return. (y) No Target Company has claimed or received an amount, and no amount has been reflected in the Financial Statements or included in the calculation of Net Working Capital as finally determined pursuant to Section 2.5, for a Tax credit, refund, rebate, overpayment or similar adjustment of Taxes, including any governmental assistance or subsidy, to which it is not entitled, and each such entity has retained all documentation prescribed by (and in accordance with) applicable Law to support any claims for a Tax credit, refund, rebate, overpayment or similar adjustment of Taxes, including any governmental assistance or subsidy, to which such entity was entitled. (z) (i) No Target Company has any Liability under any unclaimed property, escheat or similar Law and (ii) there is no property or obligation of any Target Company, including uncashed checks

32 to vendors, customers or employees or non-refunded overpayment credits, that is escheatable, reportable or payable to any state or municipality under any applicable escheatment or unclaimed property Law or that may at any time become escheatable to any state or municipality under any such Law. (aa) There is no Tax holiday, Tax abatement or similar arrangement currently being utilized by any Target Company that will not continue to be available to such Target Company to the same extent following the transactions contemplated by this Agreement or any other Transaction Document. (bb) No Target Company is subject to any private letter or other ruling with respect to Taxes that will bind it or another Target Company after the Closing. 4.16. Insurance. (a) Set forth on Section 4.16(a) of the Disclosure Schedules is a complete list and description of all policies of insurance (a) providing for fire, property, casualty, business interruption, personal or product liability, workers’ compensation and other forms of insurance coverage for the Target Companies, (b) providing for fire, property, casualty and other forms of insurance coverage for the Real Property, (c) otherwise covering the Business and the assets, equipment, properties, operations, employees, officers and directors related thereto and (d) any other insurance policy a Target Company is a party to or under which a Target Company is covered (collectively, the “Insurance Policies”). All of the Insurance Policies will be outstanding and in full force and effect at the Closing Date, and the consummation of the transaction contemplated by this Agreement will not cause a cancellation or reduction in the coverage of the Insurance Policies. There was no material inaccuracy in any application for any such insurance coverage. There is no pending claim, action, suit or proceeding arising out of or based upon any of the Insurance Policies, and no such claim, action, suit or proceeding is threatened. There is no notice of any pending or, to the Seller’s Knowledge, threatened termination or premium increase with respect to any of the Insurance Policies, and the Target Companies are in compliance with all material conditions contained therein. (b) All premiums payable under the Insurance Policies have been paid, when due or within applicable grace periods, and each of the Target Companies is in full compliance with the material terms and conditions of each such policy. Each Target Company has given notice to the insurer of all known claims that may be insured under each Insurance Policy, and the estimates on all outstanding claims are accurate and no circumstances exist that would cause such estimates to materially change. There have been no Claims or events that could give rise to a claim that would be insurable in the Ordinary Course of Business, but for which an Insurance Policy was not acquired. During the last three (3) years, the Target Companies have not (i) been refused any insurance with respect to its assets or the Business, (ii) had coverage limited by any insurance carrier to which any Target Company has applied for insurance or with which any Target Company has carried insurance or (iii) received any written notice of cancellation or non-renewal of any of its Insurance Policies. 4.17. Permits. Each of the Target Companies (a) currently possesses and has at all times validly possessed all franchises, licenses, permits, certificates and other authorizations and approvals from

33 all Governmental Authorities, including any environmental permits, which have been and are currently in full force and effect (each, a “Permit”) required with respect to the Target Companies’ assets or the conduct of the Business and the operation of the Real Property, all of which Permits are set forth on Section 4.17 of the Disclosure Schedules and (b) has satisfied all material bonding requirements pertaining to its operations under applicable Law. No Target Company is, nor has one ever been, in material default under any Permit. The Target Companies will continue to have the use and benefit of all Permits following consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The Target Companies have complied with and are not in violation of, nor has there been any written notice of, or is there a basis for, the revocation or withdrawal of, any Permit. The Target Companies have performed all obligations expressly set forth in writing in each Permit that by their terms are to be performed on or before the Closing Date. 4.18. Environmental and Safety Laws. (a) Except as set forth on Section 4.18(a) of the Disclosure Schedules, each of the Target Companies and the Real Property is and at all times has been in material compliance with applicable Environmental Requirements and any Permits related thereto, and, to the Seller’s Knowledge, no Person with an indemnity or contribution obligation to any Target Company relating to compliance with or Liability under any Environmental Requirement is in default with respect to such obligation. (b) No Hazardous Materials are presently constructed, deposited, stored or otherwise located on, under, in or about any Real Property in violation of Environmental Requirements, nor have any Hazardous Materials migrated from the Real Property onto, about or beneath any other properties, nor have any Hazardous Materials migrated from other properties onto, about or beneath the Real Property. No Hazardous Materials generated by any Target Company are located under, in or about the Real Property in violation of Environmental Requirements and at all times in the past during any Seller’s or Target Company’s period of ownership, all Hazardous Materials have been transported to a waste disposal facility or other site in accordance with Environmental Requirements. (c) The Target Companies have made available to the Buyer all material reports in the possession of the Target Companies concerning any environmental investigations, audits, assessments or remedial activities conducted by or on behalf of the Target Companies during the five (5) year period prior to the date of this Agreement. Except as set forth on Section 4.18(c) of the Disclosure Schedules, there are no Environmental Claims pending or threatened in writing against any Target Company relating to the operations of the Business of any Target Company and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim. (d) In the past five (5) years, except as set forth on Section 4.18(d) of the Disclosure Schedules, no Target Company has received any notice or Environmental Claim concerning any alleged violation of Environmental Requirements, any alleged or potential Liability for Environmental Damages, or any Release of Hazardous Materials in connection with the Real Property, any Target Company or any real property or facility to which (i) the Hazardous Materials generated by any Target Company have been disposed of or (ii) any Target Company is required, pursuant to any

34 proposed or existing Environmental Requirement, to take any remedial action related to any such Real Property or make any capital improvements in order to place any such property or the improvements located thereon in compliance with such Environmental Requirement. (e) The Target Companies are not obligated to perform any action or otherwise incur any material expense under Environmental Requirements pursuant to any Order by which such Target Company is bound or has assumed by contract or operation of law, and the Target Companies are not conducting or financing any response pursuant to any Environmental Requirements with respect to any Real Property or otherwise. No Real Property or any of their predecessors in interest is (i) listed on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Body. (f) No lien has been recorded or, to the Seller’s Knowledge, threatened in writing under any Environmental Requirement with respect to any Real Property or other assets of any Target Company, other than notifications in connection with the transfer of environmental Permits in connection with transaction contemplated hereby. No Target Company is a party to, or subject to the terms of, any Order under any applicable Environmental Requirement and no Target Company has entered into any contract with a Governmental Body or other person agreeing to or assuming any Liability under applicable Environmental Requirements. (g) No (i) underground improvement, including, without limitation, any treatment or storage tank, sump, or water, gas or oil well or (ii) except as set forth on Section 4.18(g)(ii) of the Disclosure Schedules, above-ground storage tank is or ever has been located on the Real Property or the Former Real Property. 4.19. Customers and Suppliers. (a) Section 4.19 of the Disclosure Schedules lists: (i) the twenty (20) largest customers of the Target Companies (measured by aggregate billings) during the fiscal year ended December 31, 2022 and including through October 31, 2023 (the “Material Customers”) and (ii) the twenty (20) largest suppliers of materials, products or services to the Target Companies (measured by aggregate dollars spent) during the fiscal year ended December 31, 2022 and including through October 31, 2023 (the “Material Suppliers”, and together with the Material Customers, the “Material Customers and Suppliers”). As of the date of this Agreement, no Material Customer or Material Supplier has cancelled, terminated or materially adversely changed the pricing or other terms of its business relationship with the applicable Target Company within the last twelve (12) months, or notified the Seller Parties or such Target Company during such twelve (12) month period of any intent to do so. (b) The Target Companies maintain good relations with the Material Customers and Suppliers, and no such party has canceled, terminated, modified or made any threat in writing to cancel, terminate or otherwise modify its relationship with or to decrease its services or supplies or its direct or indirect purchase or usage of the products or services of the Target Companies. No fact, circumstance, condition or situation exists which, after notice or lapse of time or both, reasonably would cause the benefits of any relationship with any of the Material Customers and Suppliers not

35 to continue after the Closing Date in substantially the same manner as prior to the date of this Agreement. (c) Other than in the Ordinary Course of Business, no rebates (volume or otherwise) discounts or benefits are due, accruing due or payable to any customer of any Company. Since January 1, 2020, there has been no material change (apart from normal price changes) in (i) the manner in which the Target Companies extend discounts, credits or warranties to customers or otherwise deal with customers or (ii) the customary payment or collection cycles for, or the terms and conditions of, any payables or receivables or other debt of the Business. Other than Material Suppliers for which there are alternative suppliers reasonably available to provide the applicable product or service, no Material Supplier is a sole source supplier, nor during the last twelve (12) months has any Company been dependent upon any one supplier for more than ten percent (10%) by value of its purchases. 4.20. Bank Accounts. (a) Section 4.20(a) of the Disclosure Schedules contains an accurate, true and complete list of (i) the names and addresses of each bank, trust company, securities broker and other financial institution at which any of the Target Companies has an account, safe box or maintains a banking, custodial, trading or other similar relationship and (ii) the names and account numbers of such accounts and (iii) the authorized signatories, or individuals who otherwise have access to or power to give direction with respect to, and amounts for such accounts. (b) Section 4.20(b) of the Disclosure Schedules sets forth the name of each Person holding a power of attorney in the name of any of the Target Companies. 4.21. Corporate Names. The corporate names listed on Section 4.21 of the Disclosure Schedules (collectively, the “Names”) constitute all of the corporate names presently used by the Target Companies. The Target Companies have the full legal right to use the Names in each of the jurisdictions and locations where such Names are used. There is no actual or, to the Seller’s Knowledge, threatened claim by any third party with respect to the use of the Names or of any actual or proposed use of the Names or any variations thereof by any third party in conflict with the use thereof by the Target Companies. 4.22. Transactions With Related Parties. Except as set forth on Section 4.22 of the Disclosure Schedules, no Target Company has (a) incurred any Liability to, or, is or has been a party to, any contract, agreement or transaction with, or become a creditor of, any of its equityholders or former equityholders or any relative or Affiliate of any of its equityholders or former equityholders or (b) transferred any asset or paid any commission, salary or bonus to any equityholder or any relative or Affiliate of any equityholder other than the payment of wages or salaries to equityholder employees in the Ordinary Course of Business or paid any rent, commission or fee to any equityholder or any relative or Affiliate of any equityholder (collectively, the “Related Party Transactions”). 4.23. Accounts Receivable. The accounts receivable reflected on the Financial Statements and the accounts receivable arising since the date thereof through the date of this Agreement: (a) have arisen from bona fide transactions entered into by the relevant Target Company involving the sale

36 of goods or the rendering of services in the Ordinary Course of Business; and (b) constitute only valid, undisputed claims of such Target Company not subject to claims of set-off or other defenses or counterclaims other than normal discounts, adjustments and chargebacks occurring in the Ordinary Course of Business. 4.24. Brokers’ Fees. Except for fees owed to The Orr Group that are Company Transaction Expenses, no Target Company has an obligation to pay any fees or commissions to any agent, broker, financial advisor, finder or investment banker with respect to the transactions contemplated in this Agreement or any of the Transaction Documents based on arrangements made by or on behalf of any Target Company. 4.25. Disclaimer of Other Representations and Warranties. (a) NONE OF THE TARGET COMPANIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, DIRECTORS, OFFICERS, STOCKHOLDERS, OR ANY SELLER HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE ACQUIRED EQUITY, THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 3 AND THIS SECTION 4, AS APPLICABLE. (b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE TARGET COMPANIES NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES, EMPLOYEES, OFFICERS, DIRECTORS OR STOCKHOLDERS, OR ANY SELLER, HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS MADE AVAILABLE OR DELIVERED TO THE BUYER, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS OF THE TARGET COMPANIES BY MANAGEMENT OF THE TARGET COMPANIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER AND DEEMED TO BE RELIED UPON BY BUYER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE OR DELIVERED BY OR ON BEHALF OF THE TARGET COMPANIES AND THEIR RESPECTIVE REPRESENTATIVES, ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY TARGET COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY BUYER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4.

37 (c) OTHER THAN AS PERMITTED PURSUANT TO THIS AGREEMENT, FOR FRAUD OR WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4, NO SELLER NOR ANY TARGET COMPANY SHALL BE SUBJECT TO ANY LIABILITY (INCLUDING ANY CLAIM BASED UPON FRAUDULENT INDUCEMENT) ARISING OUT OF, RELATING TO OR RESULTING FROM, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, COMMON LAW OR STATUTORY, EXPRESS OR IMPLIED (INCLUDING WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), AS TO THE ACCURACY OR COMPLETENESS OF, OR THE DISTRIBUTION TO, OR USE BY, THE BUYER OF, ANY ADVICE, DOCUMENT, OR OTHER INFORMATION REGARDING THE ACQUIRED EQUITY OR ANY TARGET COMPANY OR ITS BUSINESS, FINANCIAL CONDITION AND ASSETS (INCLUDING THE CONDITION, VALUE, QUALITY OR SUITABILITY OF ANY ASSETS) OR LIABILITIES OF THE TARGET COMPANIES, INCLUDING FORWARD-LOOKING STATEMENTS. 5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer and the Guarantor hereby represents and warrants to the Seller Parties, as of the Closing Date, as follows: 5.1. Organization, Good Standing, Corporate Power and Qualification. Each of the Buyer and the Guarantor is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Buyer Material Adverse Effect. 5.2. Authorization and Enforceability. All corporate action required to be taken by the Buyer to enter into this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated herein and therein, has been taken or will be taken at the Closing. This Agreement and the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer, shall constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally. 5.3. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Seller Parties in Section 3 and by the Seller Parties and the Target Companies in Section 4, no Order or filing with, any Governmental Body is required on the part of the Buyer in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Buyer is a party (other than the applicable filings required by the HSR Act). 5.4. Litigation. There is no Litigation pending or, to the Buyer’s Knowledge, currently threatened (a) that questions the validity of this Agreement or the Transaction Documents or the right of the Buyer to enter into them, or to consummate the transactions contemplated by this Agreement or the Transaction Documents; or (b) to the Buyer’s Knowledge, that would have a

38 Buyer Material Adverse Effect. The Buyer is not a party or named as subject to the provisions of any Order of any Governmental Body related to the transactions contemplated by this Agreement or any of the Transaction Documents. 5.5. Compliance with Other Instruments. (a) The Buyer is not in violation or default: (i) of, to the extent applicable, any provisions of the Buyer’s Organizational Documents, (ii) of any Order, (iii) under any note, indenture or mortgage to which the Buyer is a party or by which the Buyer’s assets are bound, (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state Law applicable to the Buyer, in each case, the violation or default of which would have a Buyer Material Adverse Effect. (b) The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer shall be a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a violation or default under any provision of any instrument, Order, contract, agreement, including any of the documents or instruments listed in Section 5.5(a), or any other; or (ii) an event which results in the creation of any Encumbrance upon any assets of the Buyer or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any Target Company. 5.6. No Financing Contingency. The Buyer will have at the Closing funds sufficient to consummate the transactions contemplated by this Agreement and any other Transaction Document to which the Buyer is or will become a party, and the Buyer affirms that it is not a condition to Closing or any of the Buyer’s other obligations under this Agreement or any other Transaction Document to which the Buyer is a party that it obtain any financing for or related to any of the transactions contemplated by this Agreement or any other Transaction Document to which the Buyer is a party. 5.7. Purchase Entirely for Own Account. This Agreement is made with the Buyer in reliance upon the Buyer’s representation to the Target Companies and the Seller Parties, which by the Buyer’s execution of this Agreement, the Buyer hereby confirms, that the Acquired Equity to be acquired by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents and warrants that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Acquired Equity. The Buyer has not been formed for the specific purpose of acquiring the Acquired Equity. 5.8. Disclosure of Information. The Buyer has had an opportunity to discuss the Target Companies’ business, management, financial affairs and the terms and conditions of the transaction contemplated in this Agreement with the Target Companies’ management and has had an opportunity to review the Target Companies’ facilities. The Buyer further recognizes that any projections describing the Target Companies’ business that the Buyer has received from the Target

39 Companies, the Seller Parties, or their respective Representatives have been, and continue to be, subject to change and that any such projections are speculative in nature, and that it can be expected that some or all of the assumptions underlying such projections will not materialize or will vary significantly from the assumptions underlying such projections. The foregoing, however, does not limit or modify any fraudulent actions or the representations and warranties of the Seller Parties in Section 3 of this Agreement or of the Seller Parties and the Target Companies in Section 4 of this Agreement, or the right of the Buyer to rely thereon. 5.9. Restricted Securities. The Buyer understands that the Acquired Equity has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Acquired Equity are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Buyer must hold the Acquired Equity indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer acknowledges that the Seller has no obligation to register or qualify the Acquired Equity for resale except as set forth in the relevant Company’s Organizational Documents. The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Acquired Equity, and on requirements relating to the Seller which are outside of the Buyer’s control, and which the Seller is under no obligation and may not be able to satisfy. 5.10. No Public Market; U.S. Person. The Buyer understands that no public market now exists for the Acquired Equity, and that none of the Seller Parties nor the Target Companies has made any assurances that a public market will ever exist for the Acquired Equity. The Buyer is a “United States person” (as defined by Section 7701(a)(30) of the Code). 5.11. Evaluation of Risks. The Buyer has all requisite knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Buyer’s interest in connection with the acquisition of Acquired Equity. The Buyer understands that the acquisition of Acquired Equity is a speculative investment and involves substantial risks and that the Buyer could lose its entire investment in the Acquired Equity. Further, the Buyer has taken full cognizance of and understands all of the risks related to the purchase of Acquired Equity. To the extent deemed necessary by the Buyer, it has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning Acquired Equity. The Buyer has the ability to bear the economic risks of its acquisition of the Acquired Equity and resulting ownership interest in the Target Companies, including a complete loss of the investment, and the Buyer has no need for liquidity in such investment. 5.12. Brokers’ Fees. The Buyer has no obligation to pay any fees or commissions to any agent, broker, financial advisor, finder or investment banker with respect to the transactions contemplated in this Agreement based on arrangements made by or on behalf of the Buyer.

40 5.13. Disclaimer of Other Representations and Warranties. (a) THE BUYER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE BUYER OR THE BUSINESS OF THE BUYER OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 5. (b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE BUYER NOR ANY REPRESENTATIVE OF THE BUYER, NOR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS OR STOCKHOLDERS, HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS OF THE BUYER MADE AVAILABLE OR DELIVERED TO THE SELLER PARTIES, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS OF THE BUYER BY MANAGEMENT OF THE BUYER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER AND DEEMED TO BE RELIED UPON BY THE TARGET COMPANIES OR THE SELLER PARTIES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. (c) OTHER THAN AS PERMITTED PURSUANT TO THIS AGREEMENT, FOR FRAUD OR WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH THIS SECTION 5, THEY BUYER SHALL NOT BE SUBJECT TO ANY LIABILITY (INCLUDING ANY CLAIM BASED UPON FRAUDULENT INDUCEMENT) ARISING OUT OF, RELATING TO OR RESULTING FROM, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, COMMON LAW OR STATUTORY, EXPRESS OR IMPLIED (INCLUDING WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), AS TO THE ACCURACY OR COMPLETENESS OF, OR THE DISTRIBUTION TO, OR USE BY, ANY OF THE SELLERS OR THE TARGET COMPANIES OF, ANY ADVICE, DOCUMENT, OR OTHER INFORMATION REGARDING THE BUYER OR ITS BUSINESS, FINANCIAL CONDITION AND ASSETS (INCLUDING THE CONDITION, VALUE, QUALITY OR SUITABILITY OF ANY ASSETS) OR LIABILITIES OF THE BUYER, INCLUDING FORWARD-LOOKING STATEMENTS. 6. ADDITIONAL AGREEMENTS. 6.1. Press Releases. The parties agree that, except as required by Law or stock exchange rules, in which case the other parties hereto shall have a reasonable opportunity to comment on such communication in advance of such disclosure, any public announcements or press release, if any, with respect to this Agreement or the transactions contemplated hereby shall be mutually approved in writing in advance by the Buyer and the Sellers’ Representative (such approval not to be unreasonably withheld, conditioned or delayed); provided that after the Closing, any party hereto may make public statements and communicate with members of the media, including the

41 publication of “tombstone” advertisements, without the consent of the other parties hereto, to the extent that such public statements or communications contain or involve only (a) information included in a prior press release or other public statements or public announcements or media communications previously approved pursuant to this Section 6.1 or (b) information that is otherwise in the public domain. 6.2. Officers’ and Directors’ Indemnification. (a) Subject to the last sentence of this Section 6.2(a) and the limitations and restrictions set forth herein, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the Closing Date, a director or officer of any Target Company (the “Indemnified Constituents”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to, the fact that he or she is or was a director or officer of any such Target Company, whether asserted or arising before or after the Closing Date, the parties hereto agree to cooperate and use commercially reasonable efforts to defend against any such claim, action, suit, proceeding or investigation and respond thereto to the extent such Indemnified Constituent is entitled to such defense pursuant to the Organizational Documents of the applicable Target Company as in effect on the date of this Agreement. It is understood and agreed that (i) each Target Company shall indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Constituent against any losses, claims, damages, Liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement, in each case, arising out of or incurred in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Closing Date), (ii) such Target Company shall promptly pay expenses incurred by each Indemnified Constituent as the same are incurred in advance of the final disposition of any claim, suit, proceeding or investigation to such Indemnified Constituent, (iii) the Indemnified Constituents may retain counsel satisfactory to them, and such Target Company shall pay all fees and expenses of such counsel for the Indemnified Constituents within fifteen (15) days after statements therefor are received, and (iv) such Target Company will use commercially reasonable efforts to assist in the vigorous defense of any such matter, in each case, to the extent such Indemnified Constituent is entitled to such right pursuant to the Organizational Documents of the applicable Target Company as in effect on the date of this Agreement; provided, however, that such Target Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that such Target Company shall have no obligation hereunder to any Indemnified Constituent when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Constituent in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Constituent wishing to claim indemnification under this Section 6.2, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the relevant Target Company thereof; provided, however, that the failure to so notify shall not affect the obligations of such Target Company except to the extent such failure to notify materially prejudices such party. (b) Subject to the limitations and restrictions set forth herein, the Buyer agrees to maintain for a period of six (6) years from the Closing Date all rights to indemnification or exculpation existing

42 in favor of, and all limitations on the personal liability of, each present and former Indemnified Constituent provided for in the relevant Target Company’s Organizational Documents and those in effect with respect to such Target Company immediately prior to the Closing; provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition of such claim. (c) On or prior to the Closing Date, the Target Companies shall obtain and pay for a non- cancelable run-off insurance policy for directors’ and officers’ liability, for a period of six (6) years after the Closing Date to provide insurance coverage for events, acts or omissions occurring on or prior to the Closing Date, including in connection with this Agreement and the transactions contemplated by this Agreement, for all Indemnified Constituents (the “D&O Insurance”). The Buyer shall cause the Target Companies to maintain the D&O Insurance in full force and effect, and continue to honor the obligations thereunder, and provide evidence of compliance with this covenant reasonably satisfactory to the Seller Parties upon the written request of the Seller Parties. (d) The obligations under this Section 6.2 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Constituent to whom this Section 6.2 applies without the consent of such Indemnified Constituent (it being expressly agreed that the Indemnified Constituents to whom this Section 6.2 applies shall be third party beneficiaries of this Section 6.2 and shall be entitled to enforce the covenants contained herein). (e) In the event the Buyer, any Target Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Buyer or such Target Company, as the case may be, shall assume all of the obligations set forth in this Section 6.2. 6.3. Books and Records. The Buyer shall, and shall cause the Target Companies to, until the third (3rd) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and to make the same available for inspection and copying by the Sellers’ Representative at the expense of the Sellers’ Representative during the normal business hours of the Buyer or the Target Companies, as applicable, upon reasonable request and upon reasonable notice, and without material disruption to the business of the Buyer or the Target Companies for the purposes of making any required Tax or regulatory filing. If the Buyer or any Target Company shall desire to dispose of any of such books and records prior to the expiration of such three (3) year period, the Buyer shall, prior to such disposition, give the Sellers’ Representative a reasonable opportunity, at the Sellers’ Representative’s expense, to segregate and remove such books and records as the Sellers’ Representative may select. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor the Target Companies nor any of such Person’s Representatives shall be required to disclose any information to the Sellers’ Representative or any other Person if such disclosure would, in Buyer’s reasonable discretion, (a) jeopardize any attorney-client or other privilege (provided that Buyer shall use its reasonable best efforts to allow for such access (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege) or (b) contravene any applicable Law.

43 6.4. R&W Insurance Policy. As of the Closing Date, the Buyer has entered into a representations and warranties insurance policy by an insurer (the “R&W Insurer”) satisfactory to the Buyer in connection with the transactions contemplated by this Agreement and the other Transaction Documents (the “R&W Insurance Policy”), a true and correct copy of which has been provided by the Buyer to the Sellers’ Representative. The Buyer shall be solely responsible for all fees, premiums, costs and expenses payable to the R&W Insurer (or broker) with respect to the purchase and implementation of the R&W Insurance Policy. The Buyer shall not amend the R&W Insurance Policy in any manner that is materially adverse to the Seller Parties (including with respect to the subrogation provisions). The Buyer hereby acknowledges and agrees that any limitations on liabilities, waivers, or releases set forth in this Agreement shall apply regardless of whether (a) the Buyer obtains or maintains the R&W Insurance Policy following the Closing Date, (b) the R&W Insurance Policy expires, is revoked, cancelled, or modified in any manner after issuance, or (c) the Buyer or any of its Affiliates makes a claim under the R&W Insurance Policy and such claim is denied by the R&W Insurer under such R&W Insurance Policy. 6.5. Tax Matters. (a) On or prior to the Closing Date, none of the Target Companies nor Seller Parties shall (i) revoke Seller’s election to be taxed as an S Corporation or any Target Company’s election to be taxed as a Qualified Subchapter S Subsidiary or (ii) take any action or allow any action (other than the transactions contemplated by this Agreement) that would cause Seller to no longer be treated as an S Corporation or a Target Company to no longer be treated as a Qualified Subchapter S Subsidiary. (b) No Seller Parties shall make an election under Section 336(e) of the Code with respect to the transactions contemplated by this Agreement or any other Transaction Document. (c) Filing of Tax Returns. (i) Sellers’ Obligations. The Seller shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Target Companies for taxable periods that end on or before the Closing Date and that are required to be filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method (unless otherwise required by Law). The Sellers’ Representative shall provide copies of any Tax Return prepared by the Seller pursuant to this Section 6.5(c)(i) to the Buyer at least thirty (30) days prior to the due date (including extensions) for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). The Seller shall include any income, gain, loss, deduction or other Tax items of the Target Companies through the Closing Date on Seller’s U.S. federal (and applicable state and local) income tax returns in a manner consistent with the Target Companies being classified as Qualified Subchapter S Subsidiaries (disregarded for federal income Tax purposes and taxable entities for Tennessee franchise and excise Tax purposes), in each case using the allocation methodology set forth in Section 6.5(d)(i). (ii) Buyer’s Obligations. The Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Target Companies for any Straddle Periods. All such Tax Returns shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method (unless otherwise required by Law). The Buyer shall provide

44 copies of any such Tax Return to the Sellers’ Representative at least thirty (30) days prior to the due date (including extensions) for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). The Buyer shall timely pay or cause to be paid all Taxes due in respect of such Tax Returns. To the extent such Taxes are not taken into account in calculating Net Working Capital or Closing Indebtedness as finally determined pursuant to Section 2.6, the Seller shall pay to the Buyer an amount equal to the portion of the Taxes with respect to any such Tax Returns that consist of Indemnified Taxes no later than five (5) Business Days following the Buyer’s written demand therefor. The preparation and filing of any Tax Return of the Target Companies that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of the Buyer. (d) Allocation of Taxes for Straddle Period. All Taxes that relate to a Straddle Period shall be allocated between the portion of the relevant taxable period ending on and including the Closing Date and the portion of such taxable period beginning after the Closing Date as follows: (i) The amount of any Taxes that are (A) based on or measured by income or receipts, (B) imposed in connection with the sale, transfer or assignment of property or (C) required to be withheld, shall in each case be allocated based on an interim closing of the books as of the close of business on the Closing Date; and (ii) The amount of all other Taxes shall be allocated by multiplying the amount of such Taxes for the relevant taxable period by a fraction, the numerator of which is the number of days in such period ending on or beginning after the Closing Date and the denominator of which is the number of days in the entire such period. (e) Tax Allocation and Gross-Up. (i) Tax Treatment. The parties acknowledge and agree that the purchase and sale of the Acquired Equity shall be treated for U.S. federal (and applicable state and local) income Tax purposes as a purchase and sale of the assets of the Target Companies subject to the liabilities of the Target Companies. The Parties agree to report such purchase and sale as such and shall take no position inconsistent therewith in any Tax Return, any proceeding before any Governmental Body, or otherwise. (ii) Allocation of Purchase Price. Within sixty (60) days after the Purchase Price is finally determined pursuant to Section 2.6, the Buyer will deliver a draft schedule to the Sellers’ Representative allocating the Purchase Price and any other amounts properly taken into account in the amount realized for U.S. federal income tax purposes among the assets of the Target Companies in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Asset Allocation”), and the Sellers’ Representative shall have fifteen (15) days to provide the Buyer with written comments to the Asset Allocation. The Buyer shall consider in good faith any comments to the Asset Allocation provided by the Sellers’ Representative within such fifteen (15) day period provided, however, that if the Buyer and the Sellers’ Representative cannot agree on the Asset Allocation within a reasonable time thereafter, the Buyer, the Target Companies and the Seller Parties shall have no obligation to file Tax Returns in a manner consistent with the Asset Allocation. If an Agreement is reached by the Buyer and the Sellers’ Representative in respect of the Asset Allocation, the Buyer, the Target Companies

45 and the Seller Parties shall file all Tax Returns in a manner consistent with the Asset Allocation, and any adjustments to the Asset Allocation that are required under Section 1060 of the Code as a result of an adjustment to the Purchase Price pursuant to this Agreement or otherwise shall be allocated in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. (iii) Payment to Seller. Notwithstanding anything in the Agreement to the contrary, the Buyer will pay to the Seller, in immediately available funds by wire transfer, within ninety (90) days after the Purchase Price is finally determined pursuant to Section 2.6,, the amount of additional consideration that the Parties mutually agree is necessary to cause the Beneficial Owners’ after- tax net proceeds from a sale by the Seller of the Acquired Equity (assuming all net proceeds of the sale of the Acquired Equity after state, federal and local income taxes are taken into account are distributed to the Beneficial Owners to be equal to the after-Tax net proceeds that the Beneficial Owners would have received had the Beneficial Owners sold Seller Shares by taking into account all appropriate state, federal and local income Tax implications (the “Tax Adjustment”); provided, however, that the amount of the Tax Adjustment shall not exceed $26,000,000; and provided, further, that if the Parties cannot agree on the calculation of the Tax Adjustment within ninety (90) days after the Purchase Price is finally determined pursuant to Section 2.6, the Buyer shall pay $25,000,000 to the Seller, in immediately available funds by wire transfer, in full satisfaction of its obligations to pay the Tax Adjustment as set forth in this Section 6.5(e)(iii). (f) Contests. (i) Notice of Tax Claims. Each party hereto will promptly notify the other party in writing upon receipt by such party (or any of its Affiliates) of notice of any pending or threatened audit, examination or proceeding by a Governmental Body related to a Target Company for which other parties may be responsible pursuant to this Section 6.5 or Section 8 (a “Tax Claim”); provided, however, that the failure of such party to give prompt notice shall not relieve the other party of any of its obligations under this Section 6.5 or Section 8 except to the extent the other party can demonstrate actual prejudice as a result of such failure. (ii) Tax Claims for Pre-Closing Periods. The Seller Parties shall control and resolve any Tax Claim relating to any Pre-Closing Tax Period (other than the portion of a Pre-Closing Tax Period relating to any Straddle Period, the control and resolution procedures for which are described below in Section 6.5(f)(iii)) at the Seller Parties’ cost and expense; provided, however, that the Sellers’ Representative shall keep the Buyer reasonably informed with respect to any such Tax Claim and the Buyer shall have the right, at its own expense, to participate in, and consult with the Seller Parties regarding any such Tax Claim. The Seller Parties may not settle, compromise or resolve any such Tax Claim without the consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. (iii) Tax Claims for Straddle Periods and Post-Closing Periods. The Buyer shall control and resolve any Tax Claim relating to any Straddle Period or Post-Closing Tax Period; provided that the Buyer shall keep the Sellers’ Representative reasonably informed with respect to any such Tax Claim relating to a Straddle Period and the Sellers’ Representative shall have the right, at its own cost and expense, to participate in, and consult with the Buyer regarding any such Tax Claim for a Straddle Period. Any settlement or other disposition of any Tax Claim relating to a Straddle

46 Period may only be made with the consent of the Sellers’ Representative and the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. The Buyer shall have sole control over any Tax Claim relating to a taxable period that begins after the Closing Date. (g) Tax Refunds. Any refund or credit relating to Taxes actually paid and ultimately borne by the Seller Parties or any Affiliate thereof (including, prior to the Closing, the Target Companies) that is listed on Schedule 6.5(g) (including any interest paid or credited with respect thereto), and which refund or credit is actually obtained by Buyer or any of its Affiliates (including the Target Companies) after the Closing, (a “Tax Refund”) shall be the property of the Seller Parties except to the extent such Tax Refund was taken into account in calculating Net Working Capital as finally determined pursuant to Section 2.6. Any Tax Refund for or with respect to any other Tax period (or portion thereof) shall be for the account of the Buyer. Each Party shall (and shall cause its Affiliates to) pay over to the Party entitled to receive a Tax Refund pursuant to this Section 6.5(g) the amount of such Tax Refund within ten (10) Business Days after such Tax Refund is received or otherwise utilized, net of any reasonable out-of-pocket costs and expenses incurred by such Party or its Affiliates in procuring such Tax Refund. (h) Transfer Taxes. Any Transfer Taxes resulting from the transactions contemplated by this Agreement or any other Transaction Document shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller Parties, regardless of the Person liable for such obligations under applicable Law or the Person making payment to the applicable Governmental Body or other third party. Either the Target Companies, the Buyer, or the Seller Parties shall, as obligated by applicable Law, prepare and timely file any Tax Return or other documentation with respect to any such Transfer Taxes and shall provide a copy of such Tax Return or other documentation to the non-preparing party for their review and approval (not to be unreasonably withheld, conditioned or delayed). If one party is required by applicable Law to pay any such Transfer Taxes, the non-paying party shall promptly reimburse the paying party within ten (10) days of written request from the paying party in respect of such Transfer Taxes. The Seller Parties and the Buyer shall cooperate with each other and use their commercially reasonable efforts to minimize the amount of such Transfer Taxes. (i) Cooperation on Tax Matters. Each of the Buyer, the Target Companies, and the Seller Parties shall cooperate, as and to the extent reasonably requested by the other parties, in connection with the preparation and filing of Tax Returns, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party’s written request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any information obtained pursuant to this Section 6.5 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes with respect to the Target Companies shall be subject to Section 6.1 hereof and otherwise be kept confidential by the parties hereto and their respective legal and tax advisors. (j) Tax Treatment of Payments. Any payments made pursuant to Section 2.6, this Section 6.5 or Section 8 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.

47 (k) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.5 shall survive the Closing for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. 6.6. Employee Matters. (a) Commencing as of the Closing and ending on the first (1st) anniversary of the Closing Date (or if earlier, the date of the employee’s termination of employment with the relevant Target Company), the Buyer shall, or shall cause the Target Companies to, provide each employee who continues to be employed by any Target Company immediately prior to the Closing Date and who continues to remain employed by any Target Company after the Closing (“Company Continuing Employee”) with: (i) a base salary or hourly wage that is no less than the base salary or hourly wage in effect for such Company Continuing Employee immediately prior to the Closing; (ii) target bonus opportunities (excluding any equity-based compensation), if any, which are no less than the target bonus opportunities (excluding all retention, transaction, change in control and equity-based compensation opportunities) provided to such Company Continuing Employee by any Target Company immediately prior to the Closing; (iii) retirement and welfare benefits (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits) that are no less favorable in the aggregate than those provided to such Company Continuing Employee by any Target Company immediately prior to the Closing and (iv) severance benefits that are substantially similar to what Buyer and its Affiliates provides to, with respect to any applicable Company Continuing Employee, its similarly situated employees as of immediately prior to the Closing Date. Without limiting the generality of the foregoing, the parties acknowledge and agree that the programs set forth on Schedule 6.6(a) were treated as Indebtedness at Closing and shall be paid in the Ordinary Course of Business by the applicable Target Company. (b) With respect to any employee benefit plan maintained by the Buyer or its Affiliates (other than the Target Companies following the Closing) (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employee will participate following the Closing Date, to the extent permissible under applicable Law, the Buyer shall use commercially reasonable efforts to cause such Buyer Benefit Plans to, recognize all service of the such employees as if such service prior to the Closing Date had been service with the Buyer for vesting and eligibility purposes in any Buyer Benefit Plan in which such employees may be eligible to participate on or after the Closing Date; provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or the funding thereof for the same period of service or where such service credit was not taken into account under the analogous Company Benefit Plan in which the applicable Company Continuing Employee was participating immediately prior to the Closing. (c) This Section 6.6 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.6, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.6. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.6 shall not create any right in any Company Service Provider or any other Person (or any spouse, dependent or other beneficiary thereof) to any

48 continued employment with any such Target Company, the Buyer, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. 6.7. Non-Compete; Non-Solicitation. (a) In consideration of, among other things, the consideration provided by the Buyer pursuant to this Agreement, during the period from the Closing Date through the fifth (5th) anniversary of the Closing Date (the “Non-Compete Period”), none of the Seller Parties nor any of their respective Affiliates will: (i) directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, or control of, be employed by, be an agent or representative of, be a consultant or advisor to, be associated with, or render services to, any Person that engages in, competes with or conducts the Business, in Mississippi, Arkansas and the portion of Tennessee that is west of the western-most city limit of Nashville; provided, however, that each Seller Party and such Seller Party’s Affiliates shall be permitted to (A) own, lease, sell and manage commercial real estate and (B) passively own less than three percent (3%) of the outstanding shares of any class of securities of any enterprise that conducts such business (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (ii) directly or indirectly, either for himself, herself, itself or any other Person, hire any of the officers or directors or other management-level individuals employed by, or who have been employed by such parties within the six (6) months prior to such hiring or solicitation in question, the Target Companies, the Buyer, their respective Affiliates and their respective successors or assigns, or solicit, encourage or engage in any activity to induce such persons to leave the employment of such Persons or to become employed by or to enter into a business relationship with any other Person; (iii) directly or indirectly, (A) seek business from any Customer (as defined below), or refer business from any Customer to any Person (other than the Target Companies or the Buyer) or (B) request, induce or attempt to limit or influence any Customer, employee, supplier or other business entity to limit, curtail, cancel or terminate any business it transacts with, or products it provides to or receives from any of the Target Companies or the Buyer. For purposes of this Section 6.7, the term “Customer” means any Person to which the Target Companies, the Buyer, their Affiliates or any of their predecessors, successors or assigns, provided goods or services during the two (2)- year period prior to the time at which any determination shall be made that any such Person is a Customer; or (iv) disparage the Business, any of the Target Companies or the Buyer or their respective Affiliates, businesses, officers, managers, members, directors, employees or respective predecessors, successors or assigns in any way which could adversely affect the goodwill, reputation or business relationships of the foregoing. (b) Each of the Seller Parties acknowledges that it has consulted legal counsel, the restrictions imposed by this Agreement are fully understood by each such Seller, are fair and reasonable, and

49 will not preclude such Seller from becoming gainfully employed following the execution of this Agreement. Each Seller further agrees that it will not challenge the reasonableness of the duration, scope and area restrictions in any Litigation with respect to the terms of this Section 6.7, regardless of who initiates such Litigation. (c) If any of the provisions of this Section 6.7 shall otherwise contravene or be invalid under the Laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Section 6.7, but rather this Section 6.7 shall be reformed and construed, insofar as the Laws of such state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the Laws of such state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In the event of an alleged breach or violation by any of the Seller Parties of this Section 6.7, the Buyer shall have the right to pursue all legal remedies provided for herein and, notwithstanding recovery of any such remedy, the Non-Compete Period as to such Seller shall be tolled until such breach or violation has been cured. (d) Each of the Seller Parties acknowledges that the Buyer may have no adequate remedy at law and may suffer irreparable damage if any Seller Party breaches or fails to perform any of its obligations in this Section 6.7. Accordingly, each of the Seller Parties agrees that the Buyer shall have the right, in addition to any other rights which it may have, to seek specific performance and equitable injunctive relief if any of the Seller Parties shall fail or threaten to fail to perform any of their obligations in this Section 6.7. In connection therewith, each of the Seller Parties waives the claim or defense that adequate remedy at law exists. 6.8. Release. (a) Subject in all respects to the rights of the Buyer to enforce this Agreement and the other Transaction Documents to which the Seller Parties are a party against the Seller Parties and the rights of the Buyer to bring an action for Fraud against the Seller Parties, the Buyer agrees (and, from and after the Closing, the Target Companies agree) that none of the Seller Parties, their respective Affiliates, or any of their respective current or former officers, directors, employees, partners, members, managers, equityholders or Representatives, or any financial advisor or lender thereto, as of or prior to the Closing (the released parties other than the Seller Parties the “Seller- Connected Persons,” and, the Seller-Connected Persons together with the Seller Parties, the “Seller Releasees”) shall have any Liability to the Buyer, the Guarantor, their respective Affiliates, and each of their respective directors, managers, officers, employees, members, successors and permitted assigns (collectively, the “Buyer Releasors”) or the Target Companies for (and the Buyer for all the Buyer Releasors, to the extent permitted by applicable Law, hereby unconditionally releases (and from and after the Closing for the Target Companies hereby unconditionally releases) the Seller Releasees from) any Liability arising from or related to, in whole or in part, (i) such Seller-Connected Person’s direct or indirect ownership of equity interests in the Target Companies and (ii) such Seller-Connected Person’s director, manager, officer or employment position with the Target Companies prior to the Closing (collectively, the “Buyer Released Matters”).

50 (b) Subject in all respects to the rights of the Seller Parties to enforce this Agreement and the other Transaction Documents to which the Buyer is a party against the Buyer and the rights of the Seller Parties to bring an action for Fraud against the Buyer, each of the Seller Parties agrees that none of the Buyer, the Target Companies or their respective Affiliates, or any of their respective current or former officers, directors, employees, partners, members, managers, equityholders or Representatives, or any financial advisor or lender thereto, as of or prior to the Closing (the released parties other than the Buyer the “Buyer-Connected Persons,” and, the Buyer-Connected Persons together with the Buyer, the “Buyer Releasees”) shall have any Liability to any of the Seller Parties or their respective Affiliates, and each of their respective directors, managers, officers, employees, members, successors and permitted assigns (collectively, the “Seller Releasors”) for (and the Seller Parties for all the Seller Releasors, to the extent permitted by applicable Law, hereby unconditionally releases the Buyer Releasees from) any Liability arising from or relating to, in whole or in part, (i) the business or operations of the Target Companies conducted prior to the Closing, (ii) such Seller Releasor’s direct or indirect ownership of equity interests in the Target Companies and (iii) such Seller Releasor’s director, manager, officer or employment position with the Target Companies prior to the Closing (collectively, the “Seller Released Matters”). (c) Sections 6.8(a) and (b) shall not constitute, and the term Buyer Released Matters or Seller Released Matters (as the case may be) shall not include, a release of claims with respect to (i) any party’s performance, if any, under this Agreement or any other Transaction Document, (ii) any right or remedy to which a Buyer Releasor or Seller Releasor is entitled to under this Agreement or any other Transaction Document, (iii) any rights granted to Seller under Section 6.2, or (iv) Fraud. 6.9. Other Actions by Parties. (a) Each of the parties hereto shall use commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable and execute and deliver such documents and other papers, as may be reasonably required or requested to carry out the provisions of this Agreement and each of the other Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby, but without in any manner limiting such party’s specific rights and obligations set forth in this Agreement and the other Transaction Documents. The Seller Parties shall assist the Buyer in connection with the preparation of any information required to be filed or furnished by it with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement, including (a) providing information, documentation and assistance as reasonably requested by the Buyer in connection with the preparation of any financial statements relating to the Business as are required by the Buyer to satisfy the requirements under applicable securities Laws and (b) providing documentation reasonably requested by the Buyer in connection with the preparation of any Form 8-K. (b) Without limiting the generality of the foregoing, if and for so long as any Seller Party or any of their respective Representatives are actively contesting or defending against any litigation with a third Party that is not an Affiliate of Buyer or the Target Companies in connection with (i) the transaction contemplated by this Agreement, or (ii) a matter at or prior to the Closing involving any Target Company, then the Buyer will reasonably cooperate with it and its counsel in the contest

51 or defense, make available its personnel at reasonable times, and provide such testimony and reasonable access to his, her or its, as the case may be, books and records as is necessary in connection with the contest or defense, all at such Seller’s sole cost and expense. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor the Target Companies nor any of such Person’s Representatives shall be required to disclose any information if such disclosure would, in Buyer’s reasonable discretion, (a) jeopardize any attorney-client or other privilege (provided that Buyer shall use its reasonable best efforts to allow for such access (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege) or (b) contravene any applicable Law. 6.10. Employee Retention Payments; Retention Cash Bonuses. (a) No later than the applicable Target Company’s next payroll date immediately following the one (1) year anniversary of Closing, Buyer shall cause the applicable Target Company to pay the Retention Payment to each Person listed on Section 6.10(a) of the Disclosure Schedules in the amount set forth opposite such Person’s name, net of withholding or other applicable Taxes, provided that such Person continues to be an employee of a Target Company as of such date. Any Retention Payment not payable pursuant to this Section 6.10(a) shall be promptly remitted by or on behalf of the Buyer to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing. (b) As of the Closing, Lehman shall grant retention bonuses (such bonuses, “Retention Bonuses”) to each Company Continuing Employee listed on Section 6.10(b) of the Disclosure Schedules in amounts (less all tax withholdings and other applicable deductions), and subject to the service-based vesting schedule, set forth opposite each such Company Continuing Employee’s name (the “Retention Bonus Pool”). Each Retention Bonus shall be granted pursuant to a form retention bonus award agreement established and provided by Buyer. To the extent that any Retention Bonus is forfeited or cancelled without payment, the unpaid portion of such forfeited or cancelled Retention Bonus shall not be available for further Retention Bonus grants or distribution to other recipients of a Retention Bonus. Notwithstanding anything to the contrary herein or in the other Transaction Documents, the Retention Bonus Pool shall not be deemed a Company Transaction Expense or Indebtedness. (c) The Target Companies have agreed to pay gratitude bonuses to certain of their employees in the aggregate amount set forth on Section 6.10(c) of the Disclosure Schedules (the “Gratitude Bonuses”). The aggregate amount of the Gratitude Bonuses shall be treated as Company Transaction Expenses; provided, however, that the Gratitude Bonuses will not be paid at Closing and instead shall be paid by the Target Companies within thirty (30) days after the Closing Date (less all tax withholdings and other authorized deductions). The employees of the Target Companies to which the Gratitude Bonus is payable shall be mutually agreed by the Sellers’ Representative and Buyer. (d) The Target Companies have agreed to pay bonuses as set forth on Section 6.10(d) of the Disclosure Schedules (the “Success Bonuses”). The aggregate amount of the Success Bonuses shall be treated as Company Transaction Expenses; provided, however, that the Success Bonuses will not be paid at Closing and instead shall be paid by the Target Companies within thirty (30)

52 days after the Closing Date as set forth on Section 6.10(d) of the Disclosure Schedules (less all tax withholdings and other authorized deductions). 6.11. Post-Closing Real Estate Matters. (a) From and after the Closing, the Seller shall acquire the parcels of land set forth on Section 6.11(a) of the Disclosure Schedule (the “Acquired Parcels”). As soon as reasonably practicable following Seller’s acquisition of the Acquired Parcels, and in any event within thirty (30) days thereafter, Seller and the applicable Target Company shall (or shall cause their applicable Affiliates to) enter into a lease agreement with respect to the Acquired Parcels, in each case, pursuant to the terms set forth on Section 6.11(a) of the Disclosure Schedule and on substantially the same form of lease agreement as the Lease Agreements. (b) The parties thereto acknowledge and agree that Memphis has certain reclamation obligations in the Ordinary Course of Business with respect to the Leased Property and in accordance with the relevant reclamation plans made available to Buyer. Following the Closing, Memphis shall (and the Buyer shall cause Memphis to) (i) use commercially reasonable efforts to perform and complete all such reclamation obligations and (ii) following completion thereof, seek the release of the relevant reclamation bonds. 6.12. Wetland Mitigation Bank Contract. On the terms and subject to the conditions set forth in this Agreement, each of the Parties (at Seller’s sole cost and expense) will use commercially reasonable efforts, and will cooperate with each other Party, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, the transfer of the Wetlands Mitigation Bank Contract. Each Party, at the request of the other Parties, will execute and deliver such documents and do and perform such other acts and things as may be necessary or desirable for effecting such transfer. In no event shall this Section 6.12 obligate Buyer, the Target Companies or their respective Affiliates to pay any consideration in order to transfer the Wetlands Mitigation Bank Contract. 6.13. Buyer Transaction Expenses. The parties acknowledge and agree that all costs and expenses incurred by Buyer or its Affiliates prior to Closing for surveys, environmental assessments, title and drilling services in connection with the consummation of the transactions contemplated by this Agreement, including such costs and expenses associated with services provided by Fidelity National, Continental Placer, Inc. and Pickering Firm, Inc., shall in each case be treated as Buyer transaction expenses and obligations solely of Buyer to pay all such amounts. 6.14. Confidentiality Agreements. Seller is a party to those certain confidentiality agreements and clean team addendums thereto as set forth in Section 4.7(a)(xxix) of the Disclosure Schedules (the “Transaction Confidentiality Agreements”), in each case entered into with the other parties thereto in connection with the proposed sale of the Target Companies and due diligence matters. Within twenty-four (24) hours following the Closing, Seller agrees to provide Buyer with copies of each Transaction Confidentiality Agreement and, following the Closing, will take any action reasonably requested by Buyer or the Target Companies (at the Buyer’s sole cost and expense) to enforce the rights thereunder with respect to protection of the confidential and proprietary information of the Target Companies.

53 7. SELLERS’ REPRESENTATIVE. 7.1. Appointment. The Seller Parties have appointed the Sellers’ Representative as their exclusive representative. The Sellers’ Representative shall have full power and authority to take all actions under this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents that are to be taken by the Sellers’ Representative on behalf of the Seller Parties. The Sellers’ Representative shall take any and all actions that it believes are necessary or appropriate under this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents, including, without limitation, executing the Escrow and Paying Agent Agreement as Sellers’ Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow and Paying Agent Agreement by the Sellers’ Representative, interpreting all of the terms and provisions of this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents, authorizing and receiving payments to be made or received (as the case may be) with respect hereto or thereto, obtaining reimbursement as provided for herein for all out-of-pocket fees and expenses and other obligations of or incurred by the Sellers’ Representative in connection with this Agreement, the Escrow and Paying Agent Agreement, and/or the other Transaction Documents, defending all disputes pursuant to Section 2.6 hereof, consenting to, compromising or settling all disputes pursuant to Section 2.6, conducting negotiations with Buyer and its Representatives regarding such disputes, dealing with Buyer, its Representatives, and the Agent under this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents, taking any other actions specified in or contemplated by this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents, and engaging counsel, accountants or other Representatives in connection with the foregoing matters. 7.2. Authorization. The Sellers’ Representative shall have the authority to: (a) Receive all notices or documents given or to be given to the Seller Parties pursuant hereto or to the Escrow and Paying Agent Agreement or in connection herewith or therewith and to receive and accept services of legal process in connection with any suit or proceeding arising under this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents; (b) Engage counsel, accountants and other advisors, and incur other expenses in connection with this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents, and the transactions contemplated hereby or thereby, as the Sellers’ Representative may in its sole discretion deem necessary or appropriate; (c) Take such action as the Sellers’ Representative may in its sole discretion deem necessary or appropriate in respect of: (i) waiving any inaccuracies in the representations or warranties of Buyer contained in this Agreement or any of the other Transaction Documents; (ii) taking such other action as the Sellers’ Representative is authorized to take under this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents; (iii) receiving all documents or certificates and making all determinations, in its capacity as Sellers’ Representative, required under this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents; and (iv) all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents, including, without limitation, the defense and/or settlement of any claims

54 against Seller Parties or for which Seller Parties may have responsibility and any waiver of any obligation of Buyer or the Target Companies; provided, however, that the Sellers’ Representative may not take any action that disparately and adversely affects any Seller Party as compared to each other Seller Parties without the consent of such Seller Party (including the Sellers’ Representative, in its capacity as a Seller Party); and (d) All decisions and actions (including documents executed and delivered) taken by the Sellers’ Representative, in accordance with the terms of this Agreement shall be binding upon all Seller Parties and no Seller shall have the right to object, dissent, protest or otherwise contest the same (except in the event of an action taken by the Sellers’ Representative in violation of the proviso in Section 7.2(c)). 7.3. Agency. Notwithstanding any provision herein to the contrary, the Sellers’ Representative is not an agent of the Seller Parties, and shall have no duties to the Seller Parties or Liability to the Seller Parties with respect to any action taken, decision made or instruction given by the Sellers’ Representative in connection with this Agreement, the Escrow and Paying Agent Agreement, or any of the other Transaction Documents. 7.4. Indemnification of Sellers’ Representative. The Sellers’ Representative shall be indemnified by the Seller Parties, on a pro rata basis, for and shall be held harmless against any loss, Liability or expense incurred by the Sellers’ Representative or any of its Affiliates and any of their respective Representatives or controlling persons, in each case, relating to the Sellers’ Representative’ conduct as Sellers’ Representative, other than losses, Liabilities or expenses resulting from the Sellers’ Representative’s willful misconduct in connection with its performance under this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents. The Sellers’ Representative shall have the right to cause the satisfaction of some or all of such indemnification obligations using any then available proceeds of the Sellers’ Representative Expense Amount. The Sellers’ Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Sellers’ Representative in accordance with such advice, and the Sellers’ Representative shall not be liable to the Seller Parties or the Agent or any other Person in connection therewith. In no event shall the Sellers’ Representative be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. 7.5. Reasonable Reliance. In the performance of its duties hereunder, the Sellers’ Representative shall be entitled to (a) rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any Seller Party or any party hereunder and (b) assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. The Buyer shall be entitled to rely exclusively upon all actions taken or omitted to be taken by the Sellers’ Representative in accordance with the terms of this Agreement. 7.6. Orders. The Sellers’ Representative is authorized, in its sole discretion, to comply with final, non-appealable Orders issued or entered by any Governmental Body of competent jurisdiction with respect to any dispute arising hereunder or under this Agreement, the Escrow and Paying Agent Agreement, or the other Transaction Documents. If any portion of the Escrow Fund is disbursed to the Sellers’ Representative and is at any time attached, garnished or levied upon

55 under any Order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Order, or in case any Order shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Sellers’ Representative is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such Order which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Sellers’ Representative complies with any such Order, it shall not be liable to any Seller Party or to any other Person by reason of such compliance even though such Order may be subsequently reversed, modified, annulled set aside or vacated. 7.7. Removal of Sellers’ Representative; Authority of Sellers’ Representative. A majority in interest of the holders of Voting Stock (as defined in the Seller’s Organizational Documents) as calculated as of immediately prior to the Closing, voting together as a single class, shall have the right at any time to remove the then-acting Sellers’ Representative and to appoint a successor Sellers’ Representative; provided that such successor Sellers’ Representative may only be appointed with the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that neither such removal of the then acting Sellers’ Representative nor such appointment of a successor Sellers’ Representative shall be effective until the delivery to the Agent of executed counterparts of a writing signed by such majority in interest of the holders of the Voting Stock with respect to such removal and appointment, together with an acknowledgement signed by the successor Sellers’ Representative appointed in such writing that he, she or it accepts the responsibility of successor Sellers’ Representative and agrees to perform and be bound by all of the provisions of this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents applicable to the Sellers’ Representative. For purposes of the above, a majority in interest of the holders of the Voting Stock shall be determined on the basis of each Beneficial Owner’s pro rata holdings of Voting Stock prior to the Closing. Each successor Sellers’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Sellers’ Representative, and the term “Sellers’ Representative” as used herein and in the Escrow and Paying Agent Agreement or any other Transaction Document shall be deemed to include any interim or successor Sellers’ Representative. 7.8. Expenses of the Sellers’ Representative. The Sellers’ Representative Expense Amount shall be held and controlled by the Sellers’ Representative to reimburse the out of pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Sellers’ Representative in performing all of its duties and obligations under this Agreement, the Escrow and Paying Agent Agreement, and the other Transaction Documents. 8. INDEMNIFICATION; LIMITATIONS TO LIABILITIES. 8.1. Survival. (a) The representations and warranties of the parties set forth in this Agreement or any schedule, instrument or other document delivered pursuant to this Agreement, shall not survive the Closing Date and shall terminate effective as of the Closing Date, such that no claim, including, for the avoidance of doubt, pursuant to this Section 8, for breach of any representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort, or at law or in equity)

56 may be brought with respect to such representations and warranties after the Closing Date (other than for Fraud). (b) The covenants, obligations and agreements shall survive indefinitely unless the covenant, obligation or agreement specifies a different term, in which case such covenant, obligation or agreement shall survive for the period provided therein, if any, or until fully performed. The Seller Parties’ indemnification obligations under Section 8.3(d) shall survive the Closing until the date that is sixty (60) days following the expiration of the applicable statute of limitations period relating to the underlying claim. (c) The foregoing notwithstanding, any claim for Fraud on the part of any party may be asserted at any time prior to the expiration of any applicable statute of limitations applicable to Fraud. If at any time prior to the end of the applicable survival period, any party in good faith asserts any claim or demand hereunder with reasonable detail specifying the breach of particular representations, warranties and/or covenants, such claim or demand shall survive until finally resolved by agreement among the parties or by decision of a court of competent jurisdiction from which no further appeal may be taken. 8.2. Intent. The parties specifically and unambiguously intend that the survival periods that are set forth in Section 8.1 replace any statute of limitations that would otherwise be applicable and any corresponding Liability shall terminate concurrently with the expiration of such applicable survival period set forth in Section 8.1. 8.3. Indemnification by the Seller Parties. Subject to the limitations set forth herein, from and after the Closing, the Beneficial Owners, severally and not jointly, and the Seller shall indemnify, defend and hold harmless the Buyer, each of the Target Companies and their respective Affiliates and each of their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns (the “Buyer Indemnities”) from and against all Losses to the extent arising or resulting directly or indirectly from any of the following items set forth below: (a) any breach or violation of any covenant, obligation or agreement of any of the Seller Parties contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing; (b) any Closing Indebtedness to the extent not taken into account in the calculation of the Final Purchase Price Calculation Statement; (c) any Company Transaction Expenses, to the extent not taken into account in the calculation of the Final Purchase Price Calculation Statement; (d) any Indemnified Taxes; (e) any Transferred Assets; (f) any Litigation amongst the Seller Parties or the Sellers’ Representative; (g) any act of Fraud of any of the Seller Parties; and

57 (h) the items listed on Section 8.3(h) of the Disclosure Schedules (the “Specific Indemnity Matters”). 8.4. Indemnification by the Buyer. Subject to the limitations set forth herein from and after the Closing, the Buyer shall indemnify, defend and hold harmless the Seller Parties and their respective Affiliates and each of their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns (the “Seller Indemnities”) from and against all Losses to the extent arising or resulting directly or indirectly (a) any breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement, (b) any breach or violation of any covenant, obligation or agreement of the Buyer contained in this Agreement and (c) any act of Fraud of the Buyer. 8.5. Indemnification Procedures. (a) Direct Claims. If any party (the “Indemnified Party”) believes that a Claim exists or the imposition of any penalty or assessment (in each case other than any Claims, penalties or assessments with respect to Taxes, which for the avoidance of doubt shall be governed by Section 6.5) for which indemnity may be sought under Section 8.3 or 8.4 (a “Direct Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Section 8, the Indemnified Party shall promptly provide the other party (the “Indemnifying Party”) with written notice of such Direct Claim, stating the nature, basis, the amount thereof (to the extent known or of a nature that can reasonably be estimated, which amount shall not be conclusive of the final amount of such Direct Claim), the method of computation thereof (to the extent known or of a nature that can reasonably be estimated), any other remedy sought thereunder, any relevant time constraints relating thereto, references to the provisions of this Agreement applicable thereto, and, to the extent practicable, any other material details pertaining thereto, along with copies of the relevant documents evidencing such Direct Claim and the basis for indemnification sought. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby. (b) Third Party Claims. (i) If any Indemnified Party receives written notice (or otherwise becomes aware) of the commencement of any Litigation or the assertion of any Claim by a third party or the imposition of any penalty or assessment (in each case other than any Claims, penalties, assessments or other Litigation with respect to Taxes, which for the avoidance of doubt shall be governed by Section 6.5) for which indemnity may be sought under Section 8.3 or 8.4 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Section 8, the Indemnified Party shall promptly (but no later than thirty (30) calendar days of the earlier of receiving such written notice or becoming aware of such Third Party Claim) provide the Indemnifying Party with written notice of such Third Party Claim, stating the nature, basis, the amount thereof (to the extent known or of a nature that can reasonably be estimated, which amount shall not be conclusive of the final amount of such Third Party Claim), the method of computation thereof (to the extent known or of a nature that can reasonably be estimated), any other remedy sought thereunder, any relevant time constraints relating thereto, references to the provisions of this Agreement applicable thereto, and, to the extent practicable, any other material details pertaining thereto, along with copies of the

58 relevant documents evidencing such Third Party Claim and the basis for indemnification sought. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby. (ii) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim within thirty (30) days of receipt of the claim notice, or such shorter period as the Indemnified Party may reasonably specify where such Third Party Claim relates to any matter which by its nature requires resolution in a shorter period, then the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume control of the defense thereof at its expense with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (A) the Third Party Claim relates to or arises in connection with any criminal Litigation, (B) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or would, in the reasonable and good faith belief of the Buyer, be detrimental to the reputation or relations with customers or suppliers of any of the Target Companies or the Business, (C) the Indemnified Party has been advised by legal counsel that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (D) due to the limitations elsewhere in this Section 8, the Indemnifying Party’s indemnification obligation in respect of such Third Party Claim is less than the amount being sought (or that could be awarded in respect of any Third Party Claim for which consequential, special, punitive or exemplary damages are available), I the Indemnifying Party failed, is failing to or refuses to prosecute or adequately defend such Third Party Claim or (F) the assumption of the defense by the Indemnifying Party is likely to cause the Buyer or any of the Target Companies to lose coverage under the R&W Insurance Policy and the R&W Insurance Policy does not otherwise require the R&W Insurer under such policy or the Buyer or any of the Target Companies to assume the defense of such Third Party Claim. (iii) If the Indemnifying Party undertakes to defend against such Third Party Claim: (A) the Indemnifying Party shall use its commercially reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Third Party Claim including defending the Third Party claim actively and diligently; and (B) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement or the entry of any judgment which (1) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement, (2) would provide for any admission of criminal liability or any injunctive relief or other non-monetary obligation affecting the Indemnified Party or (3) would have an adverse effect on the future Losses or other Liabilities, trading relationships or goodwill of the Indemnified Party. If the Indemnifying Party elects not to (whether explicitly or by its actions) defend any Third Party Claim, fails to notify the Indemnified Party of its election as herein provided, contests its obligation to indemnify the Indemnified Party for Losses relating to such Third Party Claim under this Agreement or is not entitled to assume the defense of any Third Party Claim, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnified Party defends any Third Party Claim because the Indemnifying Party in not entitled to or elects not to defend such Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the costs and expenses (including

59 legal fees and expenses) of defending such Third Party Claim within fifteen (15) days of submission of periodic bills. (iv) Subject to Section 8.5(b)(iii), the party not controlling the defense of a Third Party Claim (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that an Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. The party controlling such defense (the “Controlling Party”) will keep the Non-controlling Party reasonably advised of the status of such suit or proceeding and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such relevant information as it may have with respect to such Litigation (including copies of any summons, complaint or other pleading which may have been served on such party and any written Claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and, at the reasonable request of the Controlling Party, assist the Controlling Party in the defense of such Litigation and will give the Controlling Party and its counsel, during normal business hours and upon reasonable advance notice, access to the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. If the Indemnifying Party has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, the Indemnified Party will not admit any Liability, file any papers or consent to the entry of any judgment or enter into any settlement agreement, compromise or discharge with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). 8.6. Limitation of Liability. (a) The right to indemnification and all other remedies based on any representation, warranty, covenant or obligation of the Seller Parties or the Target Companies contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. (b) The amount of any Loss for which indemnification is provided under this Section 8 or Section 6.5 shall be net of any amounts actually recovered by the Indemnified Party (including under the R&W Insurance Policy, as applicable, and other insurance policies) with respect to such Loss, net of out-of-pocket costs and expenses of obtaining such recoveries or insurance proceeds (which, with respect to insurance proceeds, shall not include any applicable premiums or deductibles, but shall take into account any subsequent increases in premiums resulting from the payment of any such proceeds). (c) If an Indemnified Party recovers an amount from a third party in respect of Losses that are the subject of indemnification hereunder after all or a portion of such Losses have been paid by an Indemnifying Party pursuant to this Section 8 or Section 6.5, then the Indemnified Party shall

60 promptly remit to the Indemnifying Party the excess (if any) of (i) (A) the amount paid by the Indemnifying Party in respect of such Losses, plus (B) the amount received by the Indemnified Party in respect thereof, minus (ii) the full amount of the Losses. (d) Notwithstanding anything to the contrary in this Agreement, other than Fraud, all Losses incurred by the Buyer that arise from, relate to, or are in connection with any inaccuracy or breach of any representation or warranty made by the Seller Parties or the Target Companies in this Agreement shall be paid and satisfied solely from the R&W Insurance Policy. (e) Notwithstanding anything to the contrary in this Agreement, but subject to Section 10.19(e), the maximum aggregate, cumulative liability of (i) the Seller Parties for any and all Losses arising pursuant to this Agreement or in connection with the transaction contemplated hereby shall not exceed the Purchase Price actually received by the Seller Parties, and (ii) the Buyer for any and all Losses arising pursuant to this Agreement or in connection with the transaction contemplated hereby shall not exceed the Purchase Price. (f) Each party shall, and shall cause its respective Affiliates to, take all reasonable steps to mitigate any Loss indemnifiable hereunder upon and after becoming aware of any event that could reasonably be expected to give rise to any Loss. No party shall be entitled to any payment, adjustment or indemnification more than once with respect to the same matter. 8.7. Recovery; Payments. (a) With respect to any indemnifiable Losses incurred where the Indemnified Party is a Buyer Indemnitee, such Losses shall be recovered (i) first, from the Specific Indemnity Escrow Amount, (ii) second, from the Seller, and (iii) third, from the Beneficial Owners, severally and not jointly (in each case, subject to the limitations in this Section 8). (b) The Seller Parties (if the Indemnified Party is a Buyer Indemnitee) or the Buyer (if the Indemnified Party is a Seller Indemnitee) will pay or cause to be paid all amounts payable to this Section 8, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a written notice, for a Loss that is the subject of indemnification hereunder, unless the Sellers’ Representative (if the Indemnified Party is a Buyer Indemnitee) or the Buyer (if the Indemnified Party is a Seller Indemnitee) in good faith timely disputes the Loss, in which event it will so notify the Indemnified Party. In any event, the Seller Parties (if the Indemnified Party is a Buyer Indemnitee) or the Buyer (if the Indemnified Party is a Seller Indemnitee) will pay or cause to be paid to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than five (5) Business Days following any final determination of such Loss and the Indemnifying Party’s liability therefor. A “final determination” will exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction will have entered a final Order, or (iii) an arbitration or like panel will have rendered a final determination, in each case, with respect to disputes the parties have agreed to submit thereto. Any payments made pursuant to this Section 8 or pursuant to Section 6.5 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.

61 8.8. Exclusive Remedy. Each of the parties hereto acknowledge and agree that their sole and exclusive remedy with respect to any and all Claims (other than Claims (a) arising on the basis of Fraud and (b) pursuant to Section 2.6 and Section 6.5 with respect to the matters covered thereby) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement or the transactions contemplated hereby, including any claim for detrimental reliance, breach of contract or other right or remedy (whether in contract, in tort, at law or in equity) shall be pursuant to the provisions set forth in this Section 8. Nothing in this Section 8.8 shall limit any Person’s right to seek and obtain any relief to which any Person shall be entitled pursuant to Section 10.10. Further, nothing herein will be deemed to limit any right or remedy of the Buyer under the R&W Insurance Policy (or any obligation of any R&W Insurer thereunder). 8.9. Other Indemnity Matters. (a) Following the Closing, each of the parties hereto (at Seller’s sole cost and expense) shall use commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable and execute and deliver such documents and other papers, as may be reasonably required in connection with the remediation and correction of any non-compliance or other Liability related to the Specific Indemnity Matters. (b) On or prior to the fifth (5th) Business Day following (a) December 31, 2024, the Buyer and the Sellers’ Representative shall deliver joint written notice to the Agent instructing it to pay $500,000 to Seller from the Specific Indemnity Escrow Fund, less any amounts then in dispute or amounts claimed against the Target Companies or the Business related to any of the Specific Indemnity Matters, (b) December 31, 2025, the Buyer and the Sellers’ Representative shall deliver joint written notice to the Agent instructing it to pay $1,000,000 to Seller from the Specific Indemnity Escrow Fund, less (i) any amounts then in dispute or amounts claimed against the Target Companies or the Business related to any of the Specific Indemnity Matters and (ii) any previous disbursements from the Specific Indemnity Escrow Fund, and (c) December 31, 2026, the Buyer and the Sellers’ Representative shall deliver joint written notice to the Agent instructing it to pay any remaining funds then held in the Specific Indemnity Escrow Fund to Seller, less any amounts then in dispute or amounts claimed against the Target Companies or the Business related to any of the Specific Indemnity Matters. 9. DISCLOSURE SCHEDULES. Certain information set forth in the disclosure schedules delivered by the Seller Parties and the Target Companies to the Buyer concurrently with the execution of this Agreement (the “Disclosure Schedules”) is included therein solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Target Companies, or the Seller Parties in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, Buyer, the Target Companies, the Seller Parties, or the Sellers’ Representative (on behalf of the Seller Parties), as applicable. The section number headings in the Disclosure Schedules correspond to the section numbers in this Agreement and any information disclosed in any section of the Disclosure Schedules shall be deemed to be disclosed and incorporated into any other section of

62 the Disclosure Schedules where the relevance of such disclosure is reasonably apparent on its face, whether or not there is a schedule reference in such other section; provided, however, that the parties shall use their commercially reasonable efforts to include such applicable schedule cross- references in each Section of the Disclosure Schedules regardless of whether the relevance of such disclose is reasonably apparent of its face. 10. GENERAL PROVISIONS. 10.1. Notices. (a) All notices and other communications given or made pursuant to this Agreement and the other Transaction Documents (unless otherwise specified therein) shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. (b) All communications shall be sent to the respective parties at their address as set forth on the applicable signature page hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 10.1. (c) If notice is given to any Target Company or the Sellers’ Representative, a copy shall also be sent to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, First Tennessee Building, 165 Madison Avenue, Suite 2000, Memphis, Tennessee 38103, Attn: Mary Ann Jackson, Email: mjackson@bakerdonelson.com (which copy shall not constitute notice). (d) If notice is given to the Buyer, a copy shall also be sent to Shearman & Sterling LLP, 2601 Olive Street, Suite 1700, Dallas, Texas 75201, Attn: Alain Dermarkar and Kyle Park, Email: alain.dermarkar@shearman.com and kyle.park@shearman.com (which copy shall not constitute notice). 10.2. Consent to Transaction and Waiver of Purchase Rights. By execution hereof, each Target Company and each Seller Party hereby (a) consents to each other Seller selling, transferring, or assigning any Acquired Equity and other securities pursuant to, and otherwise consummating the transactions contemplated in, this Agreement and the other Transaction Documents, and (b) waives and relinquishes any of its rights under that certain Shareholder Agreement dated March 3, 2021, including any preemptive rights, rights of first refusal, or similar rights directly or indirectly affecting any of such Acquired Equity and other securities (including, without limitation, any of its rights to receive advanced written notice of the same). 10.3. Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should

63 be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects. 10.4. Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated (a) by the Buyer or post-Closing, by any Target Company without the prior written consent of the Sellers’ Representative, or (b) by a Seller Party or pre-Closing, by any Target Company without the prior written consent of the Buyer; provided, however, that the Buyer may, following the Closing and without consent of any other party, assign any of its rights or obligations pursuant to this Agreement (i) to any Affiliate of Buyer, or (ii) (in whole or in part) to any subsequent purchaser of all or the material portion of the assets or equity of the Target Companies. Any attempted assignment in violation of this Section 10.4 shall be null and void. 10.5. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 10.6. Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference will be to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. As used herein, the terms “provided to”, “delivered”, “made available to” and terms of similar import shall mean, with respect to any documents or information provided, delivered or made available by the Target Companies or any of their respective Affiliates or Representatives to Buyer or any of its Affiliates or Representatives, all documents and information provided, delivered, or made available in any form and by any means, including, without limitation, by posting to any virtual data room established by or on behalf of the Seller Parties or the Target Companies and to which Buyer and/or any of their

64 respective Representatives or Affiliates has been granted access, so long as such documents or information was made available at least three (3) Business Days prior to the Closing Date. References to a “contract” or an “agreement” includes any legally binding agreement, note, letter of credit, indenture, financial instrument, lease, license, arrangement, promise or undertaking, whether written or oral. All accounting terms not specifically defined herein shall be construed in accordance with the Accounting Principles. 10.7. Fees and Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. 10.8. Choice of Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. 10.9. Service of Process; Venue. (a) For purposes of this Agreement, each of the parties hereto hereby: (i) consents to service of process in any legal action, suit or proceeding among the parties to this Agreement arising in whole or in part under or in connection with the negotiation, execution and performance of this Agreement and the other Transactions Documents in any manner permitted by Delaware Law, (ii) agrees that service of process made in accordance with this Section or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.1, will constitute good and valid service of process in any such legal action, suit or proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such legal action, suit or proceeding any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. (b) Each of the parties hereto: (i) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery in New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or any of the transactions contemplated hereby or thereby, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or any of the transactions contemplated hereby or thereby in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. 10.10. Specific Performance and Remedies.

65 (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement (without any requirement to post any bond or other security in connection with seeking such relief), in addition to any other remedy at law or equity. The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any Target Company, the Seller Parties, and the Sellers’ Representative, on the one hand, and to prevent or restrain breaches of this Agreement by Buyer, on the other hand, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement. (b) For purposes of this Section, each of the parties hereto hereby consents to service of process in accordance with the terms of Section 10.9 of this Agreement. 10.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS. 10.12. Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed by the Buyer and the Sellers’ Representative at any time; provided, however, the Sellers’ Representative shall have the authority to approve any such amendment for and on behalf of the Seller Parties. Any amendment or waiver effected in accordance herewith shall be binding upon the Buyer, the Target Companies, and all of the Seller Parties. 10.13. Extension; Waiver. The parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party. 10.14. Waiver of Conflicts. (a) Recognizing that Baker, Donelson, Bearman, Caldwell, & Berkowitz, PC (“Baker Donelson”) has acted as legal counsel to the Seller Parties and the Target Companies prior to the Closing, and that Baker Donelson intends to act as legal counsel to the Seller Parties after the

66 Closing, each of the Buyer and the Target Companies (including on behalf of their respective Affiliates) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Baker Donelson representing the Sellers’ Representative or any of the Seller Parties after the Closing as such representation may relate to the transactions contemplated herein or in any other Transaction Document. Notwithstanding the foregoing, in the event that a dispute arises between the Buyer or a Target Company or a third party other than a party hereto after the Closing, any of the Target Companies may assert the attorney-client privilege to prevent disclosure of confidential communications by Baker Donelson to such third party; provided, however, that such Target Company may not waive such privilege without the prior written consent of the Sellers’ Representative. (b) The Buyer and the Seller Parties agree that, notwithstanding any current or prior representation of the Seller Parties or its Affiliates by Shearman & Sterling LLP, Shearman & Sterling LLP will be allowed to represent the Buyer or any of its Affiliates (including each of the Target Companies after the Closing) in any matters and disputes, including in any matter or dispute adverse any of the Seller Parties or their respective Affiliates (excluding, after the Closing, the Target Companies) that either is existing on the Closing Date or that arises in the future and relates to this Agreement and the transactions contemplated hereby, and the Seller Parties do hereby, and agree to cause their respective Affiliates (excluding, after the Closing, the Target Companies) to, (i) waive any claim they have or may have that Shearman & Sterling LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agree that, in the event that a dispute arises after the Closing between the Buyer or any of its Affiliates (including each of the Target Companies) (on the one hand) and any of the Seller Parties or any of their respective Affiliates (on the other hand), Shearman & Sterling LLP may represent the Buyer or such Affiliate in such dispute even though the interests of the Buyer or such Affiliate may be directly adverse to a Seller Party or its Affiliates. 10.15. Exhibits Within Exhibits. All exhibits or schedules referenced within any of the Exhibits attached hereto, which are not otherwise attached in an agreed upon form to such Exhibit, this Agreement, or the other Transaction Documents, shall be mutually agreed to by the parties in good faith. 10.16. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. 10.17. Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any obligation with respect to any Liabilities of any party hereto under this Agreement or for any Claim based on, in respect of or by reason of the transactions contemplated hereby.

67 10.18. Guaranty. The Guarantor hereby unconditionally and absolutely guarantees the prompt performance and observance by the Buyer of each and every obligation, covenant and agreement of the Buyer arising out of, connected with, or related to, this Agreement or any other Transaction Document and any extension, renewal and/or modification thereof. The obligation of the Guarantor under this Section 10.18 is a continuing guaranty and shall remain in effect, and the obligations of the Guarantor shall not be affected, modified or impaired upon the happening from time to time of any of the following events, whether or not with notice or consent of the Guarantor: (a) the compromise, settlement, release, change, modification, amendment (except to the extent of such compromise, settlement release, change, modification or amendment) of any or all of the obligations, duties, covenants, or agreements of any party under this Agreement or any other Transaction Document; or (b) the extension of the time for performance of payment of money pursuant to this Agreement, or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement or any other Transaction Document or the extension or the renewal thereof. 10.19. Miscellaneous. (a) This Agreement, together with the other Transaction Documents and the Schedules and Exhibits hereto, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof, which shall survive the execution of this Agreement and any valid termination of this Agreement. (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and, except as expressly set forth herein, is not intended to confer upon any other Person any rights or remedies hereunder. (c) This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. (d) This Agreement may be executed and delivered by facsimile, “PDF” transmission, or other electronic means. (e) Notwithstanding anything to the contrary contained herein, (a) Richard Moore and the Rick Moore Family Trust FBO Richard C. Moore III dated January 11, 2011 (as amended and modified), shall be jointly and severally liable for any Liabilities or other payment obligations of such Beneficial Owners and (b) Catherine Nelson and Rick Moore Family Trust FBO Catherine M. Nelson dated January 11, 2011 (as amended and modified), shall be jointly and severally liable for any Liabilities or other payment obligations of such Beneficial Owners, in each case with respect to Liabilities or other payment obligations pursuant to this Agreement or any other Transaction Document. For the avoidance of doubt, except as expressly set forth in this Section

68 10.19(e), all Liabilities or other payment obligations of the Beneficial Owners under this Agreement shall be several and not joint. [Remainder of page intentionally left blank.]

[Signature Page to Equity Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above. BUYER: GRANITE SOUTHEAST COMPANY By: /s/ Kyle Larkin Name: Kyle Larkin Title: President and Chief Executive Officer Address: 585 W. Beach Street Watsonville, CA 95076 Attn: Kyle Larkin GUARANTOR: GRANITE CONSTRUCTION INCORPORATED By: /s/ Kyle Larkin Name: Kyle Larkin Title: President and Chief Executive Officer Address: 585 W. Beach Street Watsonville, CA 95076 Attn: Kyle Larkin

[Signature Page to Equity Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above. SELLER: ROBERTS FAMILY COMPANIES, INC. By: /s/ Patrick L. Nelson Name: Patrick L. Nelson Title: President Address: 670 S Cooper St. Memphis, Tennessee 38104 Attn: Pat Nelson TARGET COMPANIES: LEHMAN-ROBERTS COMPANY By: /s/ Patrick L. Nelson Name: Patrick Nelson Title: President Address: 670 S Cooper St. Memphis, Tennessee 38104 Attn: Pat Nelson MEMPHIS STONE & GRAVEL COMPANY By: /s/ Patrick L. Nelson Name: Patrick Nelson Title: President Address: 670 S Cooper St. Memphis, Tennessee 38104 Attn: Pat Nelson

[Signature Page to Equity Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above. SELLERS’ REPRESENTATIVE: Sign:/s/ Patrick L. Nelson Print Name: Patrick L. Nelson Address: 670 S Cooper St. Memphis Tennessee 38104

[Signature Page to Equity Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above. BENEFICIAL OWNERS: James J. Madison IV Sign: /s/ James J. Madison IV Print Name: James J. Madison IV Address: [Omitted] Catherine M. Nelson Sign: /s/ Catherine M. Nelson Print Name: Catherine M. Nelson Address: [Omitted] Grace M. Halliday Sign: /s/ Grace M. Halliday Print Name: Grace M. Halliday Address: [Omitted]

[Signature Page to Equity Purchase Agreement] Richard C. Moore III Sign: /s/ Richard C. Moore III Print Name: Richard C. Moore III Address: [Omitted] Rick Moore Family Trust FBO Catherine M. Nelson u/a dated January 11, 2011 By: /s/ Catherine M. Nelson Name: Catherine M. Nelson Title: Trustee Address: [Omitted] Attn: Rick Moore Family Trust FBO Richard C. Moore III u/a dated January 11, 2011 By: /s/ Richard C. Moore III Name: Richard C. Moore III Title: Trustee Address: [Omitted] Attn:

[Signature Page to Equity Purchase Agreement] The Halliday Dynasty Trust u/a December 31, 2021 By: /s/ Allen P. Halliday Name: Allen P. Halliday Title: Trustee Address: [Omitted] Attn:

ANNEX A SELLERS SCHEDULE [Omitted]

ANNEX B DEFINED TERMS SCHEDULE For purposes of this Agreement, the following terms have the meanings ascribed or referenced in this Annex: “Accounting Principles” means (a) the accounting principles, policies, procedures and categorizations set out in Annex C, (b) to the extent not addressed in the preceding clause (a) and consistent with GAAP, the accounting policies, principles, procedures and practices used in the preparation of the audited financial statements of the Target Companies for the fiscal years ended December 31, 2022, and (c) to the extent not addressed in the preceding clauses (a) and (b), GAAP; provided, that in the event of conflict among clauses (a), (b) and GAAP, then (a) shall take precedence, followed by (b), followed by (c). “Acquired Equity” shall have the meaning set forth in the Recitals of this Agreement. “Acquired Parcels” shall have the meaning set forth in Section 6.11. “Adjustment Escrow Amount” shall mean an amount equal to four million five hundred thousand dollars ($4,500,000). “Adjustment Escrow Fund” shall mean the Adjustment Escrow Amount deposited with the Agent, as such amount may be increased or decreased as provided in this Agreement and the Escrow and Paying Agent Agreement, including any remaining interest or other amounts earned thereon. “Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. With respect to any natural Person, “Affiliate” will include such Person’s relatives within the second degree of consanguinity or affinity, and with respect to any trust, “Affiliate” will include the beneficiaries and trustees of such Person. “Agent” shall have the meaning as set forth in Section 2.5(b). “Agreement” shall have the meaning set forth in the Preamble of this Agreement. “Baker Donelson” shall have the meaning set forth in Section 10.14. “Balance Sheet” shall have the meaning as set forth in Section 4.11(a). “Balance Sheet Date” shall have the meaning as set forth in Section 4.11(a). “Base Purchase Price” shall mean $278,000,000. “Beneficial Owners” shall have the meaning set forth in the Preamble of this Agreement.

Defined Terms ANNEX B “Business” shall have the meaning set forth in the Recitals of this Agreement. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York required by Law to close. “Buyer” shall have the meaning set forth in the Preamble of this Agreement. “Buyer Benefit Plans” shall have the meaning as set forth in Section 6.6(b). “Buyer-Connected Persons” shall have the meaning as set forth in Section 6.8(b). “Buyer Indemnities” shall have the meaning as set forth in Section 8.3. “Buyer Material Adverse Effect” shall mean any event, effect, development, occurrence, fact, condition or change that, individually or in the aggregate with all other events, effects, occurrences, facts, conditions or changes, has been, or could reasonably be expected to be, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), Liabilities (contingent or otherwise) or assets of the Buyer or its Affiliates, or (b) the ability of the Buyer to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, solely with respect to clause (a), “Buyer Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Buyer or its Affiliates operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Seller or the Sellers’ Representative; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Buyer or its Affiliates to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded) ); provided, however, that with respect to the foregoing subclauses (i), (ii), (iii) (iv), (vi) and (viii), such event, effect, occurrence, fact, condition or change may be taken into account in determining whether there is or has been a Buyer Material Adverse Effect to the extent it has a disproportionate effect on the Buyer relative to the other participants in the industries in which the Buyer operates in. “Buyer Releasees” shall have the meaning as set forth in Section 6.8(b). “Buyer Releasors” shall have the meaning as set forth in Section 6.8(a).

Defined Terms ANNEX B “Cash and Cash Equivalents” shall mean, without duplication, all cash and cash equivalents of the Target Companies as of the Closing, as determined without giving effect to the transactions contemplated by this Agreement or any other Transaction Document and in accordance with the Accounting Principles, other than restricted cash (including all cash posted to support letters of credit, performance bonds or other similar obligations. For the avoidance of doubt, (i) Cash and Cash Equivalents shall include checks, other wire transfers and drafts deposited or available for deposit for the accounts of the Target Companies on the date of determination, and (ii) will be calculated net of any checks written, wire transfers and other outbound transactions that have not cleared on the date of determination. “CARES Act” shall mean The Coronavirus Aid, Relief and Economic Security Act, Pub. L. 116- 136 (03/27/2020) and any similar or successor legislation in any U.S. jurisdiction, and any official guidance issued thereunder. “Claim” means any claims, counterclaims, demands, actions, suits, Litigations and causes of action, whether class, individual or otherwise in nature, in law or in equity. “Closing” shall have the meaning set forth in Section 2.2. “Closing Date” shall have the meaning set forth in Section 2.2. “Closing Indebtedness” shall have the meaning set forth in Section 2.5(b). “Closing Date Net Working Capital” shall mean the aggregate amount of Net Working Capital of the Target Companies as of the Closing Date, calculated in a manner consistent with the Accounting Principles. “CMFG Annuity Contract” shall mean that certain Group Annuity Contract dated July 21, 2021, by and between Lehman and CMFG Life Insurance Company. “Code” shall mean the Internal Revenue Code of 1986, as amended or modified from time to time. “Company Continuing Employee” shall have the meaning as set forth in Section 6.6(a). “Company Intellectual Property” shall have the meaning as set forth in Section 4.10(j). “Company Material Adverse Effect” shall mean any event, effect, development, occurrence, fact, condition or change that, individually or in the aggregate with all other events, effects, occurrences, facts, conditions or changes, has been, or could reasonably be expected to be, materially adverse to: (a) the Target Companies, taken as a whole, and the Business, including, without limitation, the results of operations, condition (financial or otherwise), Liabilities (contingent or otherwise) or assets of the Target Companies, or (b) the ability of the Target Companies or the Seller Parties to perform their obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that solely with respect to clause (a), “Company Material Adverse Effect” shall not include any event, occurrence, fact,

Defined Terms ANNEX B condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Target Companies operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken (or omitted to be taken) expressly at the written request of the Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof after the Closing Date; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (it being understood that this clause (vii) shall not apply to any representation, warranty, covenant or agreement of the Seller Parties that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby); (viii) any natural disaster or acts of God; or (ix) any failure by the Target Companies to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that with respect to the foregoing subclauses (i), (ii), (iii) (iv), (vi) and (viii), such event, effect, occurrence, fact, condition or change may be taken into account in determining whether there is or has been a Company Material Adverse Effect to the extent it has a disproportionate effect on the Target Companies or the Business relative to the other participants in the industries in which the Target Companies or Business operate in. “Company Service Provider” shall mean any current or former director (whether or not an employee), officer, employee, individual independent contractor, individual consultant or agent of Seller or any Target Company. “Company Transaction Expenses” shall mean all (a) unpaid fees, costs and expenses, whether accrued for or not, of the Target Companies and the Sellers’ Representative incurred or payable (or that become payable) in connection with the engagement in the sale process, exploration of strategic alternatives, investigation, negotiation, preparation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including fees and expenses of bankers, investment bankers, consultants, financial advisors, service providers, attorneys, auditors, brokers, finders and accountants), (b) payments made by any Target Company related to any transaction or retention bonuses (including the Retention Payments, Gratitude Bonuses and Success Bonuses), accelerated benefits, change-of-control payments, severance payments, or other similar payments made to any Company Service Provider as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby (including the employer portion of any payroll, social security, unemployment, withholding or similar Taxes and related benefits imposed on such amounts and any increase in workers compensation premium attributable thereto), (c) amounts owed to any Seller Party under any management or advisory agreement as of the Closing, in each case, to the extent not paid prior to the Closing, (d) any unpaid premium with respect to the D&O Insurance acquired pursuant to Section 6.2, (e) 50% of any Transfer Taxes and (f) 50% of the fees and

Defined Terms ANNEX B expenses payable to the Agent. For the avoidance of doubt, “Company Transaction Expenses” shall not include any Reimbursable Transaction Expenses or any amounts accrued for on the Balance Sheet but not yet due as of the Closing and taken into account for working capital purposes. “Controlling Party” shall have the meaning as set forth in Section 8.5(b)(iv). “Current Assets” shall have the meaning set forth in the definition of Net Working Capital. “Current Liabilities” shall have the meaning set forth in the definition of Net Working Capital. “Customer” shall have the meaning set forth in Section 6.7(a)(iii). “D&O Insurance” shall have the meaning as set forth in Section 6.2(c). “Deficiency” shall have the meaning as set forth in Section 2.6(e). “Direct Claim” shall have the meaning as set forth in Section 8.5(a). “Disclosure Schedules” shall have the meaning as set forth in Section 9. “Disputed Matters” shall have the meaning as set forth in Section 2.6(b). “Effective Date” shall have the meaning set forth in the Preamble of this Agreement. “Encumbrance” shall mean any charge, Claim, community property interest, deed of trust, condition, equitable interest, right of way, easement, encroachment, lien (statutory or otherwise), mortgage, option, pledge, security interest, right of first refusal, right of first offer, preemptive right, or charge or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. “Environmental Claim” shall mean any writ, order, demand, lawsuit, claim, complaint, proceeding, citation, directive, summons, notice letter, request for information, inquiry or investigation undertaken or issued under any Environmental Requirement. “Environmental Damages” shall mean all Claims, Losses, judgments, damages (including damages for personal injury, or injury to property), penalties, fines, Liabilities (including strict liability), Encumbrances, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and whether or not disclosed on the of the Disclosure Schedules or otherwise (including, without limitation, reasonable attorneys’ fees and disbursements and consultants’ fees), any of which are incurred at any time as a result of: (a) the existence prior to the Closing Date of Hazardous Materials upon, about, or beneath the Real Property or Former Real Property or migrating or threatening to migrate to or from the Real Property or Former Real Property; (b) the existence of a violation of

Defined Terms ANNEX B Environmental Requirements or any Liability under any Environmental Requirement relating to any Target Company, the Real Property, the Former Real Property, or any real property or facility to which Hazardous Materials generated by any Target Company have been sent, regardless of whether the existence of such Hazardous Materials, Liability or violation of Environmental Requirements arose prior to the ownership or operation of the Real Property or the Former Real Property by the Target Companies; (c) injury to Persons arising out of exposure to asbestos or respirable crystalline silica; or (d) the acts, omissions or status of the Target Companies or the Seller Parties at the time. “Environmental Requirements” shall mean all statutes, regulations, rules, policies, guidance, ordinances, codes, common law, Permits, Orders, treaties, approvals, plans, authorizations, concessions, franchises and similar items of all Governmental Authorities and all judicial and administrative and regulatory writs and Orders relating to: (a) occupational health or safety; (b) the pollution (or the cleanup thereof) or protection of human health and safety or the environment; (c) the manufacturing, treatment, processing, storage, distribution, disposal, handling, use, containment, transportation, exposure to, Release or Remediation of Hazardous Materials; (d) exposure of Persons to Hazardous Materials; or (e) material, deferred reclamation liabilities, obligations or requirements. “ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law. “ERISA Affiliate” shall mean each Person that is or was, or at any relevant time would be, treated as a single employer with any Target Company under Section 414 of the Code. “Escrow Amount” means the Adjustment Escrow Amount and the Specific Indemnity Escrow Amount. “Escrow Fund” means the Adjustment Escrow Fund and the Specific Indemnity Escrow Fund. “Escrow and Paying Agent Agreement” shall have the meaning as set forth in Section 2.5(b). “Estimated Purchase Price” shall mean the estimate of the Purchase Price established pursuant to Section 2.5(a). “Estimated Purchase Price Calculation Statement” shall have the meaning as set forth in Section 2.5(a). “Final Purchase Price Calculation Statement” shall have the meaning as set forth in Section 2.6(a). “Financial Statements” shall have the meaning as set forth in Section 4.11(a). “Former Real Property” shall mean any real property or facility formerly owned, leased or operated by the Target Companies.

Defined Terms ANNEX B “Fraud” shall mean, with respect to the making of a representation or warranty set forth in this Agreement or any other Transaction Document, an act, committed by, or on behalf of, a party, with the intent to deceive another party, or to induce it to enter into this Agreement or any other Transaction Document, and further requires: (a) a false representation of fact; (b) with Knowledge that such representation is false; (c) causing a party, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action; and (d) causing such party to suffer Losses because of such reliance. “FAR” shall have the meaning as set forth in Section 4.8(c)(vi). “FTC” shall mean the Federal Trade Commission. “Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Authority Relative to this Agreement), Section 3.3 (No Conflicts), Section 3.4 (Ownership), Section 4.1 (Organization, Good Standing, Corporate Power and Qualification), Section 4.2 (Capitalization of the Target Companies), Section 4.3 (Authorization and Enforceability), the first two sentences of Section 4.10 (Property and Assets of the Target Companies) and Section 4.24 (Brokers’ Fees). “GAAP” shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the most recent, audited Financial Statements were prepared. “Government Bid” shall have the meaning as set forth in Section 4.8(a). “Government Contract” shall have the meaning as set forth in Section 4.8(a). “Governmental Body” shall mean any: (a) nation, state, county, province, city, town, village, district, territory or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental, administrative, judicial or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, department, board, commission, official, or entity and any court or other tribunal); (d) international, supranational or multi-national organization or I body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature (including any securities exchange on which the shares of any party hereto or any of their respective Affiliates are listed). “Gratitude Bonuses” shall have the meaning as set forth in Section 6.10(c). “Guarantor” shall have the meaning as set forth in the Preamble of this Agreement. “Hazardous Materials” shall mean any substance: (a) the presence of which in the environment requires investigation or Remediation under any Environmental Requirement; (b) that is defined as a “solid waste,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “hazardous substance,” “hazardous material,” “radioactive waste,” “biohazardous waste,” “infectious waste,” “toxic substances,” “pollutant,” “contaminant” or any other term or expression

Defined Terms ANNEX B intended to define, list, regulate or classify substances by reason of dangerous or deleterious properties or characteristics harmful to health, safety or the indoor or outdoor environment under, or could give rise to Liability under, any Environmental Requirement; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Body; (d) the presence of which causes or threatens to cause or give rise to a nuisance, trespass or other tortious condition or any other Liability; (f) that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, petroleum fraction, petroleum additive, petroleum derived substance PCBs, asbestos, lead-based paint or urea formaldehyde foam insulation; or (g) that contains mold at levels or in conditions that could cause adverse health effects. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law. “Indebtedness” shall mean, with respect to the Target Companies, all obligations of the Target Companies, including the principal amount and any related accrued and unpaid interest, fees and prepayment premiums and penalties (a) for borrowed money or other monetary obligations, whether short-term or long-term, secured or unsecured, interest-bearing or not, (b) evidenced by notes, bonds, debentures, other debt securities or other similar securities or instruments, (c) for the deferred or unpaid purchase price of assets, property, securities, goods or services (other than trade payables incurred in the Ordinary Course of Business), including all earn-out payments, seller notes, indemnifications, holdback and similar payments, (d) under any financing or capital leases in accordance with GAAP (but excluding any month-to-month term leases with Donlen Trust and any obligations of any of the Target Companies that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 (or any similar release)), (e) any contingent reimbursement obligation with respect to any letters of credit (except for undrawn letters of credit extended to Target Companies by Independent Bank), surety or performance bonds, facilities or similar credit transactions or obligations, (f) obligations secured by a purchase money mortgage or other lien to secure all or part of the purchase price of properties, securities, businesses or assets subject to such mortgage or lien, (g) any off balance sheet financial obligations, including synthetic leases and project financing, (h) any customer deposits, (i) under interest rate, commodity or currency swap, hedge, derivative or similar transactions (valued at the termination value thereof), (j) for outstanding severance obligations, (k) for any employee savings liabilities (i.e., deferred compensation), bonuses or outstanding benefits, including portion of any severance, profit sharing, employee bonuses or other similar incentive compensation payments accrued (or due) but not yet paid as of immediately prior to the Closing (including the employer portion of any payroll, social security, unemployment, withholding or similar Taxes and related benefits imposed on such amounts), (l) any outstanding dividends payable, (m) Liabilities related to or arising out of the underfunding of any defined benefit plan or any other employment benefit plan, (n) for Taxes the payment of which has been deferred under the CARES Act or any other unforgiven obligations under any government assistance program established in connection with or in response to COVID-19, (o) Indemnified Taxes, (p) for provision for estimated contract losses, (q) any fees, costs, accrued interest, prepayment premiums and penalties or other amounts payable

Defined Terms ANNEX B related to or arising from any of the foregoing, including from the termination, unwinding or replacement of any of the foregoing and (r) in the nature of guarantees of, directly or indirectly, or secured by any lien upon any proper or asset owned by the Target Companies, for the obligations described in clauses (a) through (p) above of any other Person. As used herein, the term “Indebtedness” shall not include (i) any amounts included in Company Transaction Expenses, (ii) any amounts included in Reimbursable Transaction Expenses, (iii) normal mining reclamation obligations, (iv) any obligations under undrawn letters of credit or similar credit transactions or obligations, (v) any amounts considered or deemed to be unearned revenue related to work in progress, and (vi) any amounts included in the calculation of Net Working Capital. “Indemnified Constituents” shall have the meaning as set forth in Section 6.2(a). “Indemnified Party” shall have the meaning as set forth in Section 8.5(a). “Indemnifying Party” shall have the meaning as set forth in Section 8.5(a). “Indemnified Taxes” shall mean (a) any Taxes of or with respect to a Target Company or the Business or for which any Target Company may be held liable that are attributable to any Pre- Closing Tax Period (determined, in the case of any Straddle Period, in accordance with the methodology set forth in Section 6.8(d)), (b) any Taxes of a Seller Party for any taxable period that are attributable to the Business or result from the transactions contemplated by this Agreement or any other Transaction Document for which any Target Company or Buyer (and Buyer’s Affiliates or their respective successors and assigns) are held liable (including for such purposes any Taxes required to be withheld from payments made to or for the benefit of a Seller Party pursuant to this Agreement), (c) any Taxes resulting from the disposition of any asset of the Target Companies or any restructuring, reorganization or similar internal transaction involving a Target Company, in either case, that occurred prior to the Closing Date, (d) any Losses resulting from the failure of any Target Company to be classified as a disregarded entity at the time of the Closing (including any related Tax attribute or in respect of the Tax Adjustment payment), (e) any Transfer Taxes for which the Seller Parties are responsible under Section 6.5(h), (f) any Taxes attributable to the Transferred Assets, and (g) any Taxes of another Person (other than the Target Companies) for which a Target Company is liable as a result of (i) being (or ceasing to be) a member of consolidated, combined, affiliated, unitary or similar group for any Tax purposes at any time prior to the Closing Date, (ii) a contract, assumption, transferee or successor Liability, or due to operation of Law, in each case, which Taxes relate to an event occurring on or before the Closing Date, or (iii) an express obligation arising on or prior to the Closing Date to indemnify or otherwise assume or succeed to the Taxes of any other Person (other than pursuant to a commercial contract entered into in the Ordinary Course of Business that does not primarily relate to Taxes); provided, that no such Tax shall constitute an Indemnified Tax to the extent such Tax was included in the calculation of Net Working Capital or Indebtedness, in each case, as such amounts are finally determined pursuant to Section 2.5. “Insurance Policies” shall have the meaning as set forth in Section 4.16(a).

Defined Terms ANNEX B “IRS” shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury. “Justice Department” shall mean the United States Department of Justice. “Key Employment Agreement” shall have the meaning as set forth in Section 2.4(b)(vii). “Knowledge” shall mean, with respect to any Person, the actual knowledge following reasonable and due inquiry of a particular fact or matter by such Person; provided that with respect to the Target Companies, it shall mean the actual knowledge following reasonable and due inquiry of a particular fact or matter by any of Patrick Nelson, Drew Koester, Allen Halliday, Richard Moore, Jobe Madison and Gib Wilson (the “Seller’s Knowledge”). “Law” shall mean any federal, state, local, municipal or foreign statute, law, ordinance, regulation, rule, code, treaty, executive order or Order of any Governmental Body. “Leased Property” shall have the meaning as set forth in Section 4.10(b). “Lease Agreements” means each of the Lease Agreements, dated as of the Closing Date, by and between a Target Company and Seller (or an Affiliate of Seller), with respect to the Leased Properties set forth on Annex D. “Lehman” shall have the meaning set forth in the Preamble of this Agreement. “Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or not accrued, known or unknown, asserted or unasserted, matured or unmatured, conditional or unconditional, patent or latent, liquidated or unliquidated, determined or determinable, absolute or contingent, due or to become due, written or oral, whenever or however arising (including, whether arising out of any Law or contract, or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto and all contra-assets related to reserves and any liability for Taxes. “Litigation” shall have the meaning as set forth in Section 4.5. “Losses” shall mean all losses (including any reasonably foreseeable lost profits, lost benefits, loss of enterprise value, diminution in value or loss of goodwill and punitive damages payable to third parties), costs, charges, Liabilities, damages (including reasonable legal fees and expenses of advisors), and other similar claims or amounts. “Material Contracts” shall have the meaning as set forth in Section 4.7(b). “Material Customers” shall have the meaning as set forth in Section 4.19(a). “Material Customers and Suppliers” shall have the meaning as set forth in Section 4.19(a).

Defined Terms ANNEX B “Material Suppliers” shall have the meaning as set forth in Section 4.19(a). “Memphis” shall have the meaning set forth in the Preamble of this Agreement. “Names” shall have the meaning as set forth in Section 4.21. “Net Working Capital” shall mean (A) the sum of the values of the line items set forth on Annex C under the heading “Current Assets” (which shall not include Cash and Cash Equivalents or deferred Tax assets), minus (B) the sum of the values of the line items set forth on Annex C under the heading “Current Liabilities” (which shall not include deferred Tax Liabilities), in each case, calculated in accordance with the Accounting Principles. Any Liability to the extent included in the calculation of Net Working Capital as finally determined pursuant to Section 2.5 shall be excluded from the calculation of Indebtedness. “Net Working Capital Adjustment” shall mean an amount equal to the difference between the (A) Closing Date Net Working Capital and (B) Net Working Capital Target. “Net Working Capital Target” shall mean twenty two million three hundred thousand dollars ($22,300,000), as set forth and calculated in Annex C. “Non-Compete Period” shall have the meaning set forth in Section 6.7(a). “Non-controlling Party” shall have the meaning as set forth in Section 8.5(b)(iv). “Notice of Disagreement” shall have the meaning set forth in Section 2.6(b). “Independent Accountant” shall have the meaning set forth in Section 2.6(b). “Order” shall mean any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) of a Governmental Body. “Ordinary Course of Business” shall mean an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if: (a) such action is substantially consistent with the custom and past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); (c) such action is similar in nature and magnitude (including with respect to scope, frequency and amount) to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person; and (d) such action is in compliance with applicable Law. “Organizational Documents” shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles or certificate of formation and organization and the operating or limited liability company agreement of a limited liability company; (c) the partnership

Defined Terms ANNEX B agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing. “Owned Property” shall have the meaning as set forth in Section 4.10(b). “Parent Excluded Assets” shall mean any asset of the Seller or the Target Companies that the Seller would have been obligated to distribute to the Beneficial Owners to facilitate a sale by the Beneficial Owners of Seller Shares to the Buyer. “PBGC” means the Pension Benefit Guaranty Corporation. “Permit” shall have the meaning as set forth in Section 4.17. “Permitted Encumbrances” shall have the meaning as set forth in Section 4.10(a). “Person” shall mean any natural person, individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body. “Post-Closing Tax Period” shall mean any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and, with respect to Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. “Property Leases” shall have the meaning as set forth in Section 4.10(g). “Purchase Price” shall have the meaning as set forth in Section 2.3. “Qualified Subchapter S Subsidiary” means an entity that meets all eligibility requirements to be classified as a “qualified subchapter S subsidiary” under Section 1361 of the Code and any corresponding or similar provision of state or local Law for U.S. federal (and applicable state and local) income Tax purposes, and for which an S Corporation has timely filed a valid election for such entity to be classified as a “qualified subchapter S subsidiary” for all purposes with respect thereto in accordance with Section 1361 of the Code and any corresponding or similar provision of state or local Law. “Real Property” shall have the meaning as set forth in Section 4.10(b). “Related Party Transactions” shall have the meaning as set forth in Section 4.22.

Defined Terms ANNEX B “Reimbursable Transaction Expenses” shall mean the expenses paid by the Seller, the Target Companies and the Sellers’ Representative for the benefit of the Buyer relating to surveys, environmental assessments, title and drilling in connection with the consummation of the transactions contemplated by this Agreement, which excludes (a) any legal or any other advisory fees related thereto, (b) any fees for surveys or environmental assessments in connection with properties not used in the Business immediately after the Closing and (c) any fees or expenses owed to Crowe LLP; provided, however, “Reimbursable Transaction Expenses” includes $17,400 paid to Crowe LLP. “Release” shall have the meaning ascribed to that term at 42 U.S.C. § 9601(22). “Remediation” shall mean (A) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601; and (B) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924. “Representative” shall mean with respect to a particular Person, any directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants, advisors, brokers, finders, consultants or representatives of such Person. “Retention Bonuses” shall have the meaning as set forth in Section 6.10(b). “Retention Bonus Pool” shall have the meaning as set forth in Section 6.10(b). “Retention Payment” means the bonus(es) payable to each Person listed on Section 6.10(a) of the Disclosure Schedules, including the Target Companies’ portion of any employment Taxes relating thereto. “R&W Insurance Policy” shall have the meaning as set forth in Section 6.4. “R&W Insurer” shall have the meaning as set forth in Section 6.4. “S Corporation” means an entity that meets all eligibility requirements to be classified as an “S corporation” under Section 1361 of the Code and any corresponding or similar provision of state or local Law for U.S. federal (and applicable state and local) income Tax purposes, and which has timely filed a valid election to be classified as an “S corporation” for all purposes with respect thereto under Section 1362 of the Code and any corresponding or similar provision of state or local Law. “Securities Act” shall mean the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant thereto or any successor law. “Seller” shall have the respective meanings as set forth in the Preamble of this Agreement. “Seller-Connected Persons” shall have the meaning as set forth in Section 6.8(a).

Defined Terms ANNEX B “Seller Indemnities” shall have the meaning as set forth in Section 8.4. “Seller Parties” shall have the respective meanings as set forth in the Preamble of this Agreement. “Seller Released Matters” shall have the meaning as set forth in Section 6.8(b). “Seller Releasees” shall have the meaning as set forth in Section 6.8(a). “Seller Releasors” shall have the meaning as set forth in Section 6.8(b). “Seller Shares” shall have the meaning set forth in the Recitals of this Agreement. “Sellers’ Representative” shall have the meaning set forth in the Preamble to this Agreement, together with his successors and assigns. “Sellers’ Representative Expense Amount” shall mean an amount equal to $2,780,000.00. “Specific Indemnity Escrow Amount” shall mean an amount equal to one million five hundred thousand dollars ($1,500,000). “Specific Indemnity Escrow Fund” shall mean the Specific Indemnity Escrow Amount deposited with the Agent, as such amount may be increased or decreased as provided in this Agreement and the Escrow and Paying Agent Agreement, including any remaining interest or other amounts earned thereon. “Specific Indemnity Matters” shall have the meaning set forth in Section 8.3(h). “Straddle Period” shall mean a taxable period that begins on or before and ends after the Closing Date. “Success Bonuses” shall have the meaning as set forth in Section 6.10(d). “Target Companies” shall have the meaning set forth in the Preamble of this Agreement. “Tax” or “Taxes” shall mean (a) any and all taxes, charges, duties, fees, levies, or other fees or assessments, in each cash imposed by a Governmental Body in the nature of a tax, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever and including any interest, penalty, or addition with respect thereto, whether disputed or not, (b) any Liability under any state abandonment or unclaimed property, escheat or similar Law and (c) any Liability for the payment of any amounts of the type described in clauses (a) or (b) that arises by reason of a contract, assumption, transferee or

Defined Terms ANNEX B successor Liability, operation of Law (including by reason of participation in a consolidated, combined, affiliated, unitary or similar group for any Tax purposes) or otherwise. “Tax Adjustment” shall have the meaning set forth in Section 6.5(e)(iii). “Tax Claim” shall have the meaning set forth in Section 6.5(f)(i). “Tax Refund” shall have the meaning set forth in Section 6.5(g). “Tax Return” shall mean any return (including any information return), report, declaration, statement, schedule, notice, form, claim for refund or election, or other document or information relating to Taxes filed or required to be filed with any Taxing Authority, including all attachments thereto and including any amendment thereof. “Taxing Authority” shall mean the IRS or any other Governmental Body that has the right to impose or administer, or is charged with collecting, Taxes. “Third Party Claim” shall have the meaning as set forth in Section 8.5(b)(i). “Transaction Documents” shall mean this Agreement, the Escrow and Paying Agent Agreement, the Lease Agreements, the R&W Insurance Policy, the Key Employment Agreement and each other agreement entered into or document delivered in connection with the transactions contemplated by any of the foregoing. “Transfer Taxes” shall mean all transfer or similar Taxes, including sales, real property transfer, use, excise, stock transfer, stamp, documentary, filing, recording, registration, permit, license, authorization, business and occupation, value added and goods and services Taxes, or any similar Taxes with respect to any of the foregoing, including any filing fees and similar charges, together with any interest, penalties or additions thereto. “Transferred Assets” shall have the meaning as set forth in Section 2.4(b)(viii). “Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law. “Wetlands Mitigation Bank Contract” means the Conservation Easement, dated April 5, 2019, by and between Memphis and the Land Trust for Tennessee, Inc., along with the escrow accounts related thereto.

ANNEX C ACCOUNTING PRINCIPLES AND NET WORKING CAPITAL CALCULATIONS [Omitted] ANNEX D LEASE AGREEMENTS [Omitted] ANNEX E TRANSFERRED ASSETS [Omitted]